UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________________
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
_____________________________________________________________________
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
_____________________________________________________________________
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☐    Soliciting Material under § 240.14a-12
Cipher Digital Inc.
(Name of Registrant as Specified in its Charter)
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Cipher Digital

2026

ANNUAL MEETING OF STOCKHOLDERS & PROXY STATEMENT

Built for Hyperscale.

Cipher Digital Inc.
1 Vanderbilt Avenue, Floor 54
New York, New York 10017
April 20, 2026
Dear Fellow Stockholders:
On behalf of the Board of Directors, I cordially invite you to attend the 2026 annual meeting of stockholders (the “Annual Meeting”) of Cipher Digital Inc., which will be held on Tuesday, June 2, 2026, beginning at 8:00 a.m., Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.
Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the meeting.
Your vote is important to us. Please act as soon as possible to vote your shares. It is important that your shares be represented at the meeting whether or not you plan to attend the Annual Meeting via the Internet. Please vote electronically over the Internet, by telephone or, if you receive a paper copy of the proxy card by mail, by returning your signed proxy card in the envelope provided. You may also vote your shares online during the Annual Meeting. Instructions on how to vote while participating at the meeting live via the Internet are posted at www.virtualshareholdermeeting.com/CIFR2026.
On behalf of the Board of Directors and management, it is my pleasure to express our appreciation for your continued support.

Tyler Page
Chief Executive Officer

Cipher Digital Inc.
1 Vanderbilt Avenue, Floor 54
New York, New York 10017
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 2, 2026
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cipher Digital Inc., a Delaware corporation, will be held on Tuesday, June 2, 2026, at 8:00 a.m., Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/CIFR2026. For instructions on how to attend and vote your shares at the Annual Meeting, see the information in the accompanying Proxy Statement in the section titled “General Information about the Annual Meeting and Voting—How can I attend and vote at the Annual Meeting?”
The Annual Meeting is being held:
1.to elect Thomas Duda, James Newsome and Wesley Willliams as Class II directors to hold office until the Company’s annual meeting of stockholders to be held in 2029 and until their respective successors have been duly elected and qualified;
2.to ratify the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for 2026;
3.to approve, on a non-binding advisory basis, of the compensation of our named executive officers; and
4.to transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.
These items of business are described in the Proxy Statement that follows this notice. Holders of record of our common stock as of the close of business on April 8, 2026 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment thereof.
Your vote is important. Voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Please promptly vote your shares by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors

William Iwaschuk
Co-President, Chief Legal Officer and Corporate Secretary
New York, New York
April 20, 2026
This Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about April 20, 2026.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 2, 2026:
The Notice of Meeting, Proxy Statement and our Annual Report are available free of charge at www.proxyvote.com.

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Cipher Digital Inc.
1 Vanderbilt Avenue, Floor 54
New York, New York 10017
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 2, 2026
This proxy statement (the “Proxy Statement”) and our annual report for the fiscal year ended December 31, 2025 (the “Annual Report” and, together with this Proxy Statement, the “proxy materials”) are being furnished by and on behalf of the board of directors (the “Board” or “Board of Directors”) of Cipher Digital Inc. (the “Company,” “Cipher,” “we,” “us,” or “our”), in connection with our 2026 annual meeting of stockholders (the “Annual Meeting”). The Notice of Annual Meeting and this Proxy Statement are first being distributed or made available, as the case may be, on or about April 20, 2026.
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
When and where will the Annual Meeting be held?
The Annual Meeting will be held on Tuesday, June 2, 2026 at 8:00 a.m., Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/CIFR2026 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the close of business on April 8, 2026 (the “Record Date”).
What are the purposes of the Annual Meeting?
The purpose of the Annual Meeting is to vote on the following items described in this Proxy Statement:
•Proposal No. 1: Election of the director nominees listed in this Proxy Statement.
•Proposal No. 2: Ratification of the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for 2026.
•Proposal No. 3: Approval, on a non-binding advisory basis, of the compensation of our named executive officers.
Are there any matters to be voted on at the Annual Meeting that are not included in this Proxy Statement?
As of the date of this Proxy Statement, we do not know of any matters to be properly presented at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the meeting or any adjournment, continuation or postponement thereof for consideration, and you are a stockholder of record and have submitted a proxy card, the persons named as proxies on your proxy card will have the discretion to vote on those matters for you.
What does it mean if I receive more than one Notice and Access Card or more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Notice and Access Card or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

Who is entitled to attend, vote and ask questions at the Annual Meeting?
Holders of record of shares of our common stock as of the close of business on the Record Date will be entitled to notice of and to attend and vote at the Annual Meeting and any continuation, postponement or adjournment thereof. At the close of business on the Record Date, there were 405,912,959 shares of our common stock issued and outstanding and entitled to vote. Each share of our common stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.
To attend and participate in the Annual Meeting, you will need the 16-digit control number that can be found on your Notice and Access Card, on your proxy card or on the instructions that accompanied your proxy materials. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 8:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 7:45 a.m., Eastern Time, and you should allow ample time for the check-in procedures. A webcast replay of the Annual Meeting will be available for approximately one year at www.virtualshareholdermeeting.com/CIFR2026.
What is the difference between being a “record holder” and holding shares in “street name”?
A record holder (also called a “registered holder”) holds shares in his or her name. Shares held in “street name” means that shares are held in the name of a bank, broker or other nominee on the holder’s behalf.
What do I do if my shares are held in “street name”?
If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The Notice and Access Card or the proxy materials, if you elected to receive a hard copy, has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting. Please refer to information from your bank, broker or other nominee on how to submit your voting instructions.
How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The holders of a majority in voting power of the Company’s capital stock issued and outstanding and entitled to vote, present electronically or represented by proxy constitutes a quorum. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials.
Broker non-votes and abstentions will be considered present for the purpose of determining whether there is a quorum for the Annual Meeting.
What are “broker non-votes”?
A “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion (a "non-routine" matter). Each of Proposal No. 1 and Proposal No. 3 is considered a non-routine matter, and accordingly a broker will lack the authority to vote uninstructed shares at their discretion on such proposals. Proposal No. 2 is considered a routine matter, and therefore a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present or represented at the scheduled time of the Annual Meeting, (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or electronically, if applicable, or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.

How do I vote my shares before the Annual Meeting?
We recommend that stockholders vote by proxy prior to the Annual Meeting even if they plan to attend the Annual Meeting. If you are a stockholder of record, there are three ways to vote by proxy:
•by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Notice and Access Card or proxy card;
•by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card; or
•by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.
Internet and Telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 1, 2026.
If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions on how to vote from the bank, broker or holder of record. You must follow the instructions of such bank, broker or holder of record in order for your shares to be voted.
Will there be a question and answer session during the Annual Meeting?
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during or prior to the meeting that are pertinent to the Company and the meeting matters, as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who is entitled to attend, vote and ask questions at the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
•irrelevant to the business of the Company or to the business of the Annual Meeting;
•related to material non-public information of the Company, including the status or results of our business since our Annual Report on Form 10-K;
•related to any pending, threatened or ongoing litigation;
•related to personal grievances;
•derogatory references to individuals or that are otherwise in bad taste;
•substantially repetitious of questions already made by another stockholder;
•in excess of the two question limit;
•in furtherance of the stockholder’s personal or business interests; or
•out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, there will be a 1-800 number and international number available on the website to assist you. Technical support will be available 15 minutes prior to the start time of the meeting and through the conclusion of the meeting.

How does the Board recommend that I vote?
The Board recommends that you vote:
•Proposal 1: FOR the nominees to the Board identified in this Proxy Statement.
•Proposal 2: FOR the ratification of the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for 2026.
•Proposal 3: FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers.
How many votes are required to approve each proposal?
The table below summarizes the proposals that will be voted on, the vote required to approve each item and how votes are counted:

Proposal	Votes Required	Voting Options	Effect of “Withhold” or “Abstain” Votes	Effect of Broker Non-Votes
Proposal No. 1: Election of Directors	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II directors.	“FOR ALL” “WITHHOLD ALL” “FOR ALL EXCEPT”	None	None(1)
Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such matter.	“FOR” “AGAINST” “ABSTAIN”	None(2)	Not Applicable(3)
Proposal No. 3: Approval, on a non-binding advisory basis, of the compensation of our named executive officers	The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such matter.	“FOR” “AGAINST” “ABSTAIN”	None(2)	None(1)

(1)Because they are considered non-discretionary matters, brokers lack authority to exercise their discretion to vote uninstructed shares on each of Proposal No. 1 and Proposal No. 3.
(2) A vote marked as an “Abstention” is not considered a vote cast and will, therefore, not affect the outcome of this proposal.
(3)As this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal, and we do not expect any broker non-votes on this matter.
What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth above, as well as with the description of each proposal in this Proxy Statement.
Who will count the votes?
Representatives of Broadridge Investor Communications Services (“Broadridge”) will tabulate the votes, and a representative of Broadridge will act as inspector of election.

Can I revoke or change my vote after I submit my proxy?
Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:
•sending a written statement to that effect to the attention of our Corporate Secretary at our corporate offices, provided such statement is received no later than June 1, 2026;
•voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Time, on June 1, 2026;
•submitting a properly signed proxy card with a later date that is received no later than June 1, 2026; or
•attending and voting at the Annual Meeting, which will revoke your prior proxy.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by contacting your bank or broker, or you may vote electronically during the Annual Meeting by logging in as a stockholder with your 16-digit control number.
Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company before your proxy is voted or you vote online at the Annual Meeting.
Who will pay for the cost of this proxy solicitation?
Your proxy is being solicited by the Board of Directors. We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

PROPOSAL NO. 1 ELECTION OF DIRECTORS
Board Size and Structure
Our Certificate of Incorporation, as currently in effect (the “Certificate of Incorporation”), provides that the number of directors shall be established from time to time by our Board of Directors. We currently have eight directors serving on the Board. Ms. Holly Morrow Evans is not standing for re-election at the Annual Meeting and her term as a director will end at the Annual Meeting. The Board expresses appreciation to Ms. Evans for her years of service to the Board. The size of the Board will be reduced to seven members effective immediately at the Annual Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proposal.
Our Certificate of Incorporation provides that the Board be divided into three classes, designated as Class I, Class II and Class III. Each class of directors must stand for re-election no later than the third annual meeting of stockholders subsequent to their initial appointment or election to the Board, provided that the term of each director will continue until the election and qualification of his or her successor and is subject to his or her earlier death, resignation or removal. Generally, vacancies or newly created directorships on the Board will be filled only by vote of a majority of the directors then in office although less than a quorum, or by a sole remaining director. A director appointed by the Board to fill a vacancy will hold office until the next election of the class for which such director was chosen, subject to the election and qualification of his or her successor and his or her earlier death, resignation, retirement, disqualification or removal.
Current Directors and Terms
Our current directors and their respective classes and terms are set forth below.

Class I Directors – Current Term Ending at 2028 Annual Meeting	Class II Directors – Current Term Ending at 2026 Annual Meeting	Class III Directors – Current Term Ending at 2027 Annual Meeting
Robert Flatley	Thomas Duda	Tyler Page
Caitlin Long	Holly Morrow Evans	Cary Grossman
James Newsome
Wesley Williams
Nominees for Director
Mr. Duda, Mr. Newsome and Mr. Williams have been nominated by the Board to stand for re-election at the Annual Meeting. As the directors assigned to Class II, each of Mr. Duda, Mr. Newsome and Mr. Williams's current terms of service will expire at the Annual Meeting. If elected by the stockholders at the Annual Meeting, Mr. Duda, Mr. Newsome and Mr. Williams will each serve for a term expiring at our annual meeting of stockholders to be held in 2029 (the “2029 Annual Meeting”) and the election and qualification of his or her successor or until his or her earlier death, resignation or removal.
Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. If, however, prior to the Annual Meeting, the Board of Directors should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies, at the Board’s discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The Board has no reason to believe that any of the nominees will be unable to serve.
Information About Board Nominees and Continuing Directors
The following pages contain certain biographical information as of the date hereof for each nominee for director and each director whose term as a director will continue after the Annual Meeting, including all positions he or she holds, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which the director or nominee currently serves as a director or has served as a director during the past five years.
We believe that all of our directors and nominees display personal and professional integrity; satisfactory levels of education and/or business experience; broad-based business acumen; an appropriate level of understanding of our business and its industry and other industries relevant to our business; the ability and willingness to devote adequate time to the work of our Board of Directors and its committees, as applicable; skills and personality that complement those of our other directors that helps build a board that is effective, collegial and responsive to the needs of our Company; strategic thinking and a willingness to share ideas; a diversity of experiences, expertise and background; and the ability to represent the interests of all of our stockholders. The information presented below regarding each nominee and continuing director also sets forth specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that such individual should serve as a director in light of our business and structure.
Nominees for Election to Three-Year Terms Expiring at the 2029 Annual Meeting

Class II Directors	Age	Director Since
Thomas Duda	44	2026
James Newsome	66	2021
Wesley Williams	49	2021
Thomas Duda has served as a member of our board of directors since February 2026. Mr. Duda currently serves as Vice President of Real Estate at Henry Crown and Company, where he leads the firm’s real estate investment and asset management activities, and is a member of the firm’s Investment and Management Committee. Previously, he held senior roles at Hunt Companies, Inc., where he focused on commercial real estate and infrastructure investments, and at One William Street Capital Management as a Managing Director of Investments. He holds a B.A. in Economics and a B.A. in Foreign Affairs from the University of Virginia. We believe that Mr. Duda is well qualified to serve on our board of directors due to his extensive real estate and asset management experience.
James Newsome has served as a member of our board of directors since August 2021. Mr. Newsome served on the advisory board of Bitfury Top HoldCo from 2015 until 2021. Mr. Newsome served as president of the New York Mercantile Exchange from August of 2004 until it was acquired by the CME Group in 2009. He subsequently served on the board of CME Group from 2009 until 2011. Mr. Newsome has also previously served on the board of directors of the Dubai Mercantile Exchange and is a former director of the National Futures Association. From 1998 until 2004, Mr. Newsome held various senior roles at the U.S. Commodity Futures Trading Commission (“CFTC”) from Commissioner (1998 to 2000) to a Chairman of CFTC (2000 to 2004). As a Chairman of CFTC, Mr. Newsome guided the regulation of the nation’s futures markets and led the CFTC’s regulatory implementation of the Commodity Futures Modernization Act of 2000. He also served as one of four members of the President’s Working Group for Financial Markets, along with the Secretary of the Treasury and the Chairmen of the Federal Reserve and the Securities and Exchange Commission ("SEC"). Mr. Newsome is also presently a founding partner of Delta Strategy Group, a full‑service government affairs firm based in Washington, D.C. He earned a B.S. in Economics from the University of Florida, a Masters in Genetics from Mississippi State University and a Ph.D. in Economics from Mississippi State University. We believe that Mr. Newsome is well qualified to serve on our board of directors due to his extensive corporate finance and management experience.
Wesley Williams has served on our board of directors since August 2021. Mr. Williams brings over 25 years of experience in corporate finance. Since 2021, Mr. Williams has served as the Head of Aquarian Credit Partners/Senior Advisor, the syndicated high yield credit investing arm of insurance holding company Aquarian Holdings. From 2017 to August 2025, he served as Portfolio Manager, Chief Operating Officer, and a member of the Board of Managers of Gallatin Loan Management, a high yield credit investment management firm. From 2013 until 2016, Mr. Williams was a founding partner of Hildene Leveraged Credit, until its sale to affiliates of Fortress Investment Group. From 2010 through 2012, he worked as a turnaround Operating Partner, Interim CFO, and Shareholder Representative for Goldman Sachs portfolio companies. From 2006 until 2008, Mr. Williams worked as a Vice President of specialty finance and leveraged credit at Marathon Asset Management, a high yield credit investment manager. From 1999 through 2005, Mr. Williams also held various roles in the Investment Banking and Merchant Banking Divisions of Goldman Sachs. He holds an AB in Sociology from Harvard College and an MBA from Harvard Business School. We believe that Mr. Williams is well qualified to serve on our board of directors due to his extensive corporate finance and overall management experience.
Board Recommendation
The Board of Directors unanimously recommends a vote FOR the election of each of Thomas Duda, James Newsome and Wesley Williams as a Class II director to hold office until the 2029 Annual Meeting and until his successor has been duly elected and qualified until his earlier death, resignation or removal.

Class III Directors Whose Terms Expire at the 2027 Annual Meeting of Stockholders

Class III Directors	Age	Director Since
Tyler Page	50	2021
Cary Grossman	72	2021
Tyler Page has served as Cipher's Chief Executive Officer and as a member of the Board since founding the company in 2021. He oversees all aspects of the business and brings more than 25 years of experience in data centers, institutional finance and fintech. Previously, he served in senior roles in New York and London at NYDIG, Stone Ridge Asset Management, Guggenheim Partners, Goldman Sachs and Lehman Brothers. He began his career as an attorney at Davis Polk & Wardwell LLP. He holds a J.D. from the University of Michigan Law School and a B.A. from the University of Virginia. We believe that Mr. Page is well qualified to serve on our board of directors due to his extensive corporate finance and digital asset industry experience and his various leadership roles.
Cary Grossman has served as a member of our board of directors since August 2021. Mr. Grossman co-founded GWAC in 2020 and served as its President and a member of its board of directors from June 2020 through August 2021. Mr. Grossman also served as CEO, President, Chief Financial Officer and a member of the board of directors of Good Works II Acquisition Corp. during the period from February 2021 through February 2023. From 2010 to 2025, Mr. Grossman was the principal of Shoreline Capital Advisors, Inc., an advisory firm focused on providing financial advisory services to middle-market companies. Prior to Shoreline Capital Advisors, from 1991 to 2002, Mr. Grossman co-founded and was the CEO of another investment banking firm, McFarland, Grossman & Company. Earlier in his career, he practiced public accounting for 15 years. Mr. Grossman also held a number of executive positions, including: President of XFit, Inc. from 2019 to 2020; Chief Financial Officer of Blaze Metals, LLC from 2007 to 2010; Executive Vice President, Chief Financial Officer and Chief Operating Officer of Gentium, S.P.A. from 2004 to 2006; Chief Executive Officer of ERP Environmental Services, Inc. and Chief Financial Officer of U.S. Liquids, Inc. from 2001 to 2003. He also co-founded Pentacon, Inc. (NYSE: JIT) and served as a board member and Executive Chairman from 1998 until 2002, and as a director of Metalico (NYSE: MEA) from 2014 until 2015 and INX Inc. (Nasdaq: INXI) from 2004 until 2011. Mr. Grossman is a Certified Public Accountant and earned a B.B.A. in Business Administration from the University of Texas. We believe that Mr. Grossman is well qualified to serve on our board of directors due to his extensive corporate finance and management experience and his overall public company experience.
Class I Directors Whose Terms Expire at the 2028 Annual Meeting of Stockholders

Class II Directors	Age	Director Since
Robert Flatley	63	2021
Caitlin Long	56	2021
Robert Flatley has served on our board of directors since August 2023. Since 2021, Mr. Flatley has served as a director, the Chief Executive Officer and founder of TS Imagine, which was formed following the merger of Trading Screen and Imagine Software. From 2018 to 2019, Mr. Flatley served as a director and as President, Chief Financial Officer and Chief Operating Officer at New York Digital Investment Group (NYDIG). From 2010 to 2018, he served as a director and Chief Executive Officer of CoreOne Technologies. Earlier in his career, Mr. Flatley was a Managing Director at both Deutsche Bank Securities, and at Banc of America Securities. He has hands-on experience in various capital markets roles, including trading, securities and prime finance, building SaaS business models, market structure, quantitative trading, software development, and software M&A. He founded successful companies as a technology entrepreneur using both software and data-as-a-service models, and he was a founding employee of two statistically driven trading businesses at bulge bracket financial institutions. He earned a B.B.A. in Accounting from the University of Iowa in 1985. We believe that Mr. Flatley is well qualified to serve on our board of directors due to his extensive experience in regulated financial services institutions and as a founder of four successful fintech companies.
Caitlin Long has served as a member of our board of directors since August 2021. Ms. Long has extensive experience in both traditional financial services and cryptocurrencies. She is the Founder and Chief Executive Officer of Custodia Bank, Inc. (formerly Avanti Financial Group, Inc.), a chartered bank that she founded in 2020 to serve as a compliant bridge between the U.S. dollar and cryptocurrency financial systems. She also currently serves as a director of

PSQ Holdings, Inc. (NYSE: PSQH). From 2016 to 2018, Ms. Long served as the Chairman and President of Symbiont.io, an enterprise fintech company that utilizes blockchain technology. Beginning in 2017 she helped lead the charge in her native state of Wyoming to enact more than 20 blockchain‑enabling laws during consecutive legislative sessions, and in 2018 she was appointed by two Wyoming Governors to serve on related legislative committees. She worked at investment banks in New York and Zurich from 1994 to 2016, where she held senior roles as a Managing Director at Morgan Stanley and Credit Suisse. Ms. Long earned a B.A. from the University of Wyoming and a joint J.D./ M.P.P. degree from Harvard Law School and Harvard Kennedy School of Government. We believe that Ms. Long is well qualified to serve on our board of directors due to her extensive digital asset experience, her legal and regulatory expertise, and her prior experience working with public companies.

PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
Appointment of Independent Registered Public Accounting Firm
The Audit Committee appoints our independent registered public accounting firm. In this regard, the Audit Committee evaluates the qualifications, performance and independence of our independent registered public accounting firm and determines whether to re-engage our current firm. As part of its evaluation, the Audit Committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise, industry knowledge and experience of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the firm; the firm’s global capabilities relative to our business; and the firm’s knowledge of our operations.
In deciding to appoint CBIZ CPAs P.C. ("CBIZ"), the Audit Committee reviewed auditor independence issues and existing commercial relationships with CBIZ and concluded that neither CBIZ nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors and providing audit and permissible non-audit related services. Upon consideration of these and other factors, the Audit Committee has appointed CBIZ to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
Although ratification is not required by our amended and restated bylaws (“Bylaws”) or otherwise, the Board is submitting the selection of CBIZ to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and believe stockholder ratification is a good corporate governance practice. If our stockholders do not ratify the selection, the Board and the Audit Committee will take this fact into consideration in determining whether it is appropriate to select a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Representatives of CBIZ are expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.
Change in Independent Registered Public Accounting Firm
As previously reported, CBIZ acquired the attest business of Marcum LLP (“Marcum”), effective November 1, 2024, and substantially all of the partners and staff that provided attestation services with Marcum joined CBIZ.
On April 14, 2025, Marcum resigned as the Company’s independent registered public accounting firm, and with the approval of the Audit Committee of our Board, we engaged CBIZ as our independent registered public accounting firm, effective as of April 15, 2025. Marcum audited our financial statements for the fiscal year ended December 31, 2024.
During the fiscal years ended December 31, 2024 and 2023, and the subsequent interim period through April 14, 2025, neither we nor anyone on our behalf consulted with CBIZ regarding (1) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that CBIZ concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, or (2) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).
The report of Marcum on our financial statements for the fiscal years ended December 31, 2024 and 2023 included in our Annual Report on Form 10-K for the year ended December 31, 2024 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principle. The report of Marcum on the effectiveness of internal control over financial reporting as of December 31, 2024 expressed an adverse opinion because of the existence of a material weakness.
During the fiscal years ended December 31, 2024 and 2023, and the subsequent interim period through April 14, 2025, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between us and Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Marcum, would have caused them to make reference to the subject matter of such a disagreement in connection with its audit reports on our financial statements for such years. In addition, during the fiscal years ended December 31, 2024 and 2023 and the subsequent interim period through April 14,

2025, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions), except that, as reported in our Annual Report on Form 10-K for the year ended December 31, 2024, as of December 31, 2024, we determined there was a material weakness in our internal control over financial reporting related to certain Information Technology General Controls over change management controls.
Audit, Audit-Related, Tax and All Other Fees
The following table sets forth the fees of CBIZ, our independent registered public accounting firm, for each of the last two fiscal years. As of December 31, 2024, CBIZ had not rendered any services to us, and accordingly we did not pay any fees for professional audit services to CBIZ for the year ended December 31, 2024.

	Year Ended December 31,
Fee Category	2025	2024
Audit Fees	$2,277,105	—
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$2,277,105	$—
Audit Fees
Audit fees consist of fees related to professional services rendered in connection with the annual audit of our financial statements, review of our quarterly financial statements and review of the Company’s registration statements and other filings.
Audit-Related Fees
Audit-related fees consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.
We did not pay CBIZ for audit-related services for the last two fiscal years.
Tax Fees
We did not pay CBIZ for tax services for the last two fiscal years.
All Other Fees
We did not pay CBIZ for other services for the last two fiscal years.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage CBIZ to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by CBIZ has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. On a periodic basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by CBIZ without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. All services provided by our independent registered public accounting firm in 2025 and 2024 were approved in accordance with such pre-approval policies and consistent with SEC rules.
Board Recommendation
The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of CBIZ as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
Audit Committee Report
The Audit Committee of the Board of Directors has furnished the following report, in accordance with rules established by the SEC, for inclusion in this Proxy Statement.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2025, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addition, the Audit Committee reviewed and discussed with management the internal audit plan for the year ended December 31, 2025. Furthermore, the Audit Committee reviewed and discussed with the Company’s management the Company’s design and functioning of its internal controls over financial reporting, including a review of management’s report on its assessment and for the year ended December 31, 2025, CBIZ's audit of the effectiveness of the Company’s internal controls over financial reporting and any significant deficiencies or material weaknesses identified by such audit. The Audit Committee reviewed with CBIZ, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with CBIZ the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee has received the written disclosures and the letter from CBIZ required by applicable requirements of the Public Company Accounting Oversight Board regarding CBIZ's communications with the Audit Committee concerning independence, and has discussed with CBIZ their independence. The Audit Committee also considered the compatibility of non-audit services with CBIZ's independence.
The Audit Committee discussed with CBIZ the overall scope and plans for their audit. The Audit Committee regularly meets with CBIZ, with and without management present, to discuss the results of their examination, the Company’s internal controls, and the overall quality of the Company’s financial reporting.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.
Submitted by the Audit Committee of the Company’s Board of Directors
Cary Grossman, Chair of the Committee
Robert Flatley
Wesley Williams

PROPOSAL NO. 3 ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Overview
This stockholder advisory vote, commonly known as “Say-on-Pay,” is required pursuant to Section 14A of the Exchange Act and gives our stockholders the opportunity to approve or not approve, on a non-binding advisory basis, the compensation paid to our named executive officers for our 2025 fiscal year. We currently hold a say-on-pay vote annually, which is consistent with the results of the frequency of our say-on-pay vote at our 2025 annual meeting of stockholders.
The Board of Directors unanimously recommends a vote FOR the following resolution:
“Resolved, that the stockholders of Cipher Digital Inc. hereby approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement, including in the Compensation Discussion and Analysis section, compensation tables and narrative disclosures.”
We encourage our stockholders to review the “Compensation Discussion and Analysis” section and the Summary Compensation Table and related compensation tables and narrative disclosure set forth in this Proxy Statement for more information. As described therein, we seek to closely align the interests of our named executive officers with the interests of our stockholders. Our compensation programs are designed to enable us to retain key management whose skill sets are uniquely tailored to our business model.
Because your vote is advisory, it will not be binding upon the Company, the Board or the compensation committee of the Board (the "Compensation Committee"). However, we value the opinions of our stockholders, and the Compensation Committee will take into account the outcome of this vote when considering future compensation decisions.
Board Recommendation
The Board believes that the compensation of our named executive officers, as described in the Compensation Discussion and Analysis section, compensation tables and narrative disclosures, is appropriate for the reasons discussed herein.
The Board of Directors unanimously recommends a vote FOR the resolution to approve, on an advisory (non-binding) basis, the compensation of our named executive officers for fiscal year 2025.

EXECUTIVE OFFICERS
The table below identifies and sets forth certain biographical and other information regarding our executive officers as of the date of this filing. There are no family relationships among any of our executive officers or directors.

Executive Officer	Age	Position	In Current Position Since
Tyler Page	50	Chief Executive Officer and Director	2021
Gregory Mumford	33	Chief Financial Officer	2025
Patrick Kelly	47	Co-President and Chief Operating Officer	2021
William Iwaschuk	50	Co-President, Chief Legal Officer and Corporate Secretary	2021
See page 8 of this Proxy Statement for the biography of Tyler Page.
Gregory Mumford has served as Cipher’s Chief Financial Officer since October 2025. Prior to Cipher, from December 2019 to September 2025, Mr. Mumford held several senior positions at Keefe, Bruyette & Woods (“KBW”), including Director and a leader in the Digital Assets & Infrastructure group in Keefe, Bruyette & Woods’ Investment Banking division. Mr. Mumford has over a decade of experience in financial services, credit, and capital markets. During his tenure at KBW and its affiliated entities, he advised on a broad range of M&A and capital markets activity with a focus on digital infrastructure and industrials. Prior to joining KBW, Mr. Mumford held various roles at one of Canada’s largest banks in their commercial and corporate banking group. He received his Bachelor of Commerce from McMaster University and is a CFA Charterholder.
Patrick Kelly has served as Cipher’s Chief Operating Officer since August 2021, and as Co-President since March 2023. Prior to Cipher, from 2012 to 2019, Mr. Kelly served as Chief Operating Officer at Stone Ridge Asset Management, LLC. Between 2012 and 2018, he also held several directorship positions with several trusts of Stone Ridge Asset Management. From 2009 to 2012, Mr. Kelly served as Chief Operating Officer of Quantitative Strategies at Magnetar Capital. Prior to that, he served as Head of Portfolio Valuation at D. E. Shaw & Co. Mr. Kelly is a Chartered Financial Analyst (CFA) and received his B.S. in Finance from DePaul University.
William Iwaschuk has served as Cipher’s Chief Legal Officer since August 2021, as Corporate Secretary since May 2022 and as Co-President since March 2023. Prior to Cipher, from 2014 to 2020, Mr. Iwaschuk held senior positions at Tower Research Capital LLC, including serving as General Counsel and Secretary (2016‑2020) and Counsel (2014‑2016). From 2013 to 2014, Mr. Iwaschuk was a Partner in the Investment Management Group of Morgan, Lewis & Bockius LLP in New York. Mr. Iwaschuk also previously served as a Vice‑President in the legal department at Goldman Sachs & Co. from 2005 until 2012. He started his career as an equity derivatives associate at Davis Polk & Wardwell LLP in New York. Mr. Iwaschuk received his LL.B. and B.A. degrees from The University of British Columbia.

CORPORATE GOVERNANCE
Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines. A copy of these Corporate Governance Guidelines can be found in the “Corporate Governance” section of the “Investor Relations” page of our website located at https://investors.cipherdigital.com. Among the topics addressed in our Corporate Governance Guidelines are:

•Board independence and qualifications
•Executive sessions of independent directors
•Selection of new directors
•Director orientation and continuing education
•Limits on board service
•Change of principal occupation
•Term limits
•Director responsibilities
•Director compensation

•Stock ownership
•Board access to senior management
•Board access to independent advisors
•Board and Board committee self-evaluations
•Board meetings
•Meeting attendance by directors and non-directors
•Meeting materials
•Board committees, responsibilities and independence
•Succession planning
•Communications with the Board
•Risk Management

Board Leadership Structure
Our Corporate Governance Guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chairperson of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. Our Corporate Guidelines also provide that if the Chairperson is an independent director, then the Chairperson of the Board will serve as lead director.
The positions of our Chairperson of the Board and our Chief Executive Officer are currently served by two separate persons. James Newsome, an independent director, serves as Chairperson of the Board and performs the function of lead director, and Tyler Page serves as our Chief Executive Officer.
The Board believes that our current leadership structure of Chief Executive Officer and Chairperson of the Board being held by two separate individuals, with the Chairperson qualified as independent and serving as lead director, is in the best interests of the Company and its stockholders and strikes the appropriate balance between the Chief Executive Officer’s responsibility for the strategic direction, day-to day-leadership and performance of our Company and the Chairperson’s responsibility to guide overall strategic direction of our Company and provide oversight of our corporate governance and guidance to our Chief Executive Officer and to set the agenda for and preside over Board meetings.
We recognize that different leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies. Accordingly, the Board will continue to periodically review our leadership structure and make such changes in the future as it deems appropriate and in the best interests of the Company and its stockholders.
Additionally, on April 8, 2022, we entered into a Board Observer Agreement (the “Board Observer Agreement”) with Bitfury Holding B.V. (“Bitfury Holding”) and Bitfury Top HoldCo B.V. (“Bitfury,” and together with “Bitfury Holding,” the “Bitfury Investors”), which provides that the Bitfury Investors have the right to designate a representative to serve as an observer (the “Observer”) of our Board. The Observer has the right to attend and observe meetings of the Board, including any meetings of the committees of the Board, subject to certain exceptions specified in the Board Observer Agreement. The Bitfury Investors’ rights under the Board Observer Agreement will terminate upon the date that the Bitfury Investors no longer beneficially own at least 10% of the outstanding shares of common stock. The Board Observer Agreement was negotiated and approved by an independent committee of the Board. The Bitfury Investors did not designate an Observer pursuant to the Board Observer Agreement. On July 22, 2025, the Company terminated the Board Observer Agreement with the Bitfury Investors.
Director Independence
Our Board has undertaken a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships and all other facts and circumstances our Board deemed relevant in determining their independence, including the director’s beneficial ownership of our common stock, our Board of Directors has determined that none of James Newsome, Thomas Duda, Robert Flatley, Cary Grossman, Caitlin Long, Holly Morrow Evans and Wesley Williams, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors qualifies as “independent” as that term is defined under the Nasdaq rules. Tyler Page is not an independent director due to his employment as Chief Executive Officer of the Company.
Board Committees
Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which has the composition and the responsibilities described below. In addition, from time to time, special committees may be established under the direction of our Board when deemed advisable to address specific issues. Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee operates under a written charter available on the “Corporate Governance” section of the “Investor Relations” page of our website located at https://investors.cipherdigital.com.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Thomas Duda		X	X
Robert Flatley	X	Chair
Cary Grossman	Chair
Caitlin Long		X	Chair
Holly Morrow Evans		X	X
Wesley Williams	X		X
Audit Committee
Our Audit Committee is responsible for, among other things:
•overseeing our accounting and financial reporting process;
•appointing, compensating, retaining and overseeing the work of our independent auditor and any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for us;
•discussing with our independent auditor any audit problems, financial reporting issues or difficulties in connection with the preparation of the Company's financial statements and management’s response;
•pre-approving all audit and non-audit services provided to us by our independent auditor (other than those provided pursuant to appropriate preapproval policies established by the Audit Committee or exempt from such requirement under the rules of the Securities and Exchange Commission);
•reviewing and discussing our annual and quarterly financial statements with management and our independent auditor;
•overseeing our risk management policies, including, but not limited to, our financial reporting, accounting and auditing matters, business continuity, legal and regulatory, information and cybersecurity risks;
•receiving periodic updates from management on our major financial risks, information and cybersecurity exposures and steps taken by management to identify, monitor and control these exposures;
•reviewing and approving or ratifying any related person transactions;

•establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;
•reviewing our Code of Business Conduct and Ethics and the procedures in place to enforce the Code; and
•preparing the Audit Committee report required by SEC rules.
Our Audit Committee currently consists of Cary Grossman, Robert Flatley and Wesley Williams, with Mr. Grossman serving as chair. All members of our Audit Committee meet the requirements for financial literacy under the applicable Nasdaq rules and regulations. Our Board of Directors has affirmatively determined that each member of our Audit Committee qualifies as “independent” under Nasdaq’s additional standards applicable to Audit Committee members and Rule 10A-3 of the Exchange Act of 1934, as amended (the “Exchange Act”) applicable Audit Committee members. In addition, our Board of Directors has determined that each member of our Audit Committee qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.
Compensation Committee
Our Compensation Committee is responsible for, among other things:
•determining, or recommending to our board of directors for determination, the compensation of our Chief Executive Officer and other executive officers;
•reviewing and making recommendations to our board of directors regarding director compensation;
•reviewing and approving or making recommendations to our board of directors regarding our incentive award plan, including to make grants of cash-based and equity-based awards under the incentive award plan;
•appointing and overseeing any compensation consultants, legal counsel or other advisors;
•reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required; and
•preparing the annual Compensation Committee report required by SEC rules, to the extent required.
Our Compensation Committee currently consists of Thomas Duda, Robert Flatley, Holly Morrow Evans and Caitlin Long, with Mr. Flatley serving as chair. Our Board of Directors has determined that each member of our Compensation Committee qualifies as “independent” under Nasdaq’s additional standards applicable to compensation committee members and is a “non-employee director” as defined in Section 16b-3 of the Exchange Act.
Pursuant to the Compensation Committee’s charter, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. Before selecting any such consultant, counsel or advisor, the Compensation Committee reviews and considers the independence of such consultant, counsel or advisor in accordance with applicable Nasdaq rules. We must provide appropriate funding for payment of reasonable compensation to any advisor retained by the Compensation Committee.
Compensation Consultants
As mentioned above, the Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In 2025, the Compensation Committee engaged Semler Brossy Consulting Group, LLC ("Semler Brossy") as a consultant and advisor to provide information on competitive market pay practices for senior executives, as described in further detail under “Compensation Discussion and Analysis — Equity Awards — Elements of Our Executive Compensation Program,” and for non-employee directors, as described in further detail under "Director Compensation." Semler Brossy does not maintain any other direct or indirect business relationships with the Company or any of its affiliates. The Compensation Committee reviewed the independence of Semler Brossy, including the factors required by Nasdaq and the SEC, and determined that Semler Brossy was independent and that the services provided by Semler Brossy did not raise any conflicts of interest.

Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is responsible for, among other things:
•identifying individuals qualified to become members of our Board and ensure the Board has the requisite expertise and consists of persons with sufficiently diverse and independent backgrounds;
•recommending to our Board the persons to be nominated for election as directors and to each committee of the Board;
•annually reviewing the Board committee structure and recommending to the Board for its approval directors to serve as members of each committee;
•periodically reviewing the Board leadership structure and recommending to the Board for its approval changes to its leadership structure;
•developing and recommending to our Board corporate governance guidelines, and reviewing and recommending to our Board proposed changes to our corporate governance guidelines from time to time;
•overseeing the periodic evaluations of our Board and its committees; and
•making recommendations to the Board regarding governance matters, including, but not limited to, the Company’s certificate of incorporation, bylaws and the charters of the Company’s other committees.
Our Nominating and Corporate Governance Committee currently consists of Thomas Duda, Caitlin Long, Holly Morrow Evans and Wesley Williams, with Ms. Long serving as chair. Our Board has determined that each member of our Nominating and Corporate Governance Committee qualifies as “independent” under applicable Nasdaq rules applicable to nominating and corporate governance committee members.
Board and Board Committee Meetings and Attendance
During fiscal year 2025, our Board of Directors met seven times, the Audit Committee met five times, the Compensation Committee met seven times and the Nominating and Corporate Governance Committee met seven times. In 2025, each of our current directors attended at least 75% of the meetings of the Board and committees on which he or she served as a member held during the period for which he or she was a member of the Board and committees, as applicable.
Executive Sessions
Executive sessions, which are meetings of the non-management members of the Board, are periodically scheduled throughout the year. In addition on a regularly scheduled basis, but no less than twice a year, the independent directors meet in a private session that excludes management and any non-independent directors. At each of these meetings, the non-management and independent directors in attendance, as applicable, determine which member will preside at such session.
Director Attendance at Annual Meeting of Stockholders
We do not have a formal policy regarding the attendance of our Board members at our annual meetings of stockholders, but we expect directors to attend any meeting of stockholders. All directors then-serving attended last year’s annual general meeting of stockholders.
Director Nominations Process
The Nominating and Corporate Governance Committee is responsible for recommending candidates to serve on the Board and its committees. In considering whether to recommend any particular candidate to serve on the Board or its committees or for inclusion in the Board’s slate of recommended director nominees for election at the annual meeting of stockholders, the Nominating and Corporate Governance Committee considers the criteria set forth in our Corporate Governance Guidelines. Specifically, the Nominating and Corporate Governance Committee may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, finance or matters relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective; practical and mature business judgment; and any other relevant qualifications, attributes or skills. In addition, the Board may also consider whether there are potential conflicts of interest with the candidate’s other personal and professional pursuits. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.
We aim to review a variety of qualified candidates from different backgrounds in identifying director nominees, and do not have a formal diversity policy. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience and perspective in these various areas.
In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, stockholders and other sources, including third party recommendations. The Nominating and Corporate Governance Committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. The Nominating and Corporate Governance Committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. When considering director candidates, the Nominating and Corporate Governance Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness. In connection with its annual recommendation of a slate of nominees, the Nominating and Corporate Governance Committee also may assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board.
Mr. Flatley joined our Board in 2023 and was initially recommended to serve as a member of our Board by our chief executive officer. Mr. Duda joined our Board in 2026 and was initially recommended to serve as a member of our Board by our chief executive officer. In determining to nominate each of the director nominees to be elected at the Annual Meeting, each were evaluated in accordance with our standard review process for director candidates described herein.
When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the information discussed in each of the board member’s biographical information set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. This process resulted in the Board’s nomination of the incumbent directors named in this Proxy Statement and proposed for election by you at the Annual Meeting.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee will review and evaluate the candidate based on information available to it and will apply the same criteria and process as it does for other director candidates. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Secretary, Cipher Digital Inc., 1 Vanderbilt Avenue, Floor 54, New York, New York 10017. Stockholders also must satisfy the notification, timeliness, consent and information requirements set forth in our Bylaws. These timing requirements are also described under the caption “Stockholder Proposals and Director Nominations.”
Board Role in Risk Oversight
The Board of Directors has overall responsibility for risk oversight, including, as part of regular Board and committee meetings, general oversight of executives’ management of risks relevant to the Company. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the Board of Directors in reviewing our business strategy is an integral aspect of the Board’s assessment of management’s tolerance for risk and its determination of what constitutes an appropriate level of risk for the Company. While the full Board has overall responsibility for risk oversight, it is supported in this function by its Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each of the committees regularly reports to the Board.
The Audit Committee assists the Board in fulfilling its risk oversight responsibilities by overseeing our policies with respect to risk management, periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the effectiveness of internal controls, our compliance with legal and regulatory requirements and our enterprise risk management program and our information and cybersecurity risk exposures. The Audit Committee receives periodic updates from management on our major financial risks, information and cybersecurity exposures and the steps taken by management to identify, monitor and control these exposures. For more information, please refer to Item 1C, “Cybersecurity” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Through its regular meetings with management, including the finance and legal functions, the Audit Committee reviews and discusses significant areas of our business and summarizes for the Board areas of risk and the appropriate mitigating factors. The Compensation Committee assists the Board by overseeing and evaluating risks related to the Company’s compensation structure and compensation programs, including the formulation, administration and regulatory compliance with respect to compensation matters. The Nominating and Corporate Governance Committee assists the Board by overseeing and evaluating programs and risks associated with Board organization, membership and structure, and corporate governance. In addition, our Board receives periodic detailed operating performance reviews from management.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our code of business conduct and ethics is available under the Corporate Governance section of our website at https://investors.cipherdigital.com. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq rules concerning any amendments to, or waivers from, any provision of the code.
Communications with the Board
Any stockholder who desires to communicate with our Board of Directors, our non-management directors or any specified individual director, may do so by directing such correspondence to the attention of the Secretary, Cipher Digital Inc., 1 Vanderbilt Avenue, Floor 54, New York, New York, 10017. The Secretary will forward the communication to the appropriate director or directors as appropriate.

Stock Performance Graph
The following graph shows a comparison over the period from August 30, 2021 (the date our common stock began trading on the Nasdaq Global Select Market) through December 31, 2025, of the cumulative total return on our Common Stock (CIFR), the RUSSELL 2000 Index (“RUSSELL 2000”), and the S&P Americas SmallCap Software & Services Index, assuming an aggregate initial investment in each of $100 on August 30, 2021, including reinvestments of any dividends. Such returns are based on historical results and are not intended to suggest future performance. Historically, we have not declared or paid cash dividends on our Common Stock.

Comparison of Cumulative Total Return
Among Cipher Digital Inc., the Russell 2000 Index, and the S&P Americas SmallCap Software & Services Index

Comparison of Cumulative Total Return, Indexed to $100
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Cipher Digital
Russell 2000
Americas SmallCap Software & Services

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis section discusses our executive compensation policies and how and why our Compensation Committee arrived at specific compensation decisions with respect to the individuals who served as our principal executive officer, our principal financial officer and both of our other executive officers during 2025 (collectively, our “named executive officers” or “NEOs”).

Name	Position
Rodney Tyler Page	Chief Executive Officer
Gregory Mumford(1)	Chief Financial Officer
Patrick Kelly	Co-President and Chief Operating Officer
William Iwaschuk	Co-President, Chief Legal Officer and Corporate Secretary
Edward Farrell(2)	Former Chief Financial Officer
__________________________________________
(1)Mr. Mumford was appointed as the Company’s Chief Financial Officer effective October 14, 2025.
(2)On October 6, 2025, Mr. Farrell tendered notice of his intent to retire from the Company, effective October 14, 2025. In connection with his retirement, Mr. Farrell and the Company entered into an Advisory Agreement, pursuant to which Mr. Farrell served in an advisory capacity through April 17, 2026. For additional information, see “Agreements with Our Named Executive Officers—Advisory Agreement with Mr. Farrell” below.
Executive Summary
Our Business
We are dedicated to developing and operating industrial-scale data centers engineered for next-generation computing at the highest standards of innovation, precision, and excellence. Over the past several years, we have intentionally evolved from a pure-play bitcoin miner into a vertically integrated data center development and operations platform focused on energy-intensive compute infrastructure. Our vertical integration spans critical stages of the data center value chain, including land and power origination and interconnection, site development, data center design and construction, oversight and ongoing facility operations.

Fundamentally, we bring together construction, engineering, operations, power, real estate and technology expertise to deliver high quality, purpose-built data centers that meet tenants’ needs. Our in-house teams source and control industrial-scale sites with access to substantial electric power capacity, advance grid interconnection and substation development, and manage the design and construction of data center campuses. We also operate and maintain energy-intensive data center facilities, leveraging operational expertise developed through our employees’ extensive experience managing Tier III high-performance computing ("HPC") data centers and large, flexible electrical loads. Against a backdrop of increasing demand for AI technology and access to energized HPC data centers to meet consumers’ demands for such technology, we believe we play an important part of the AI economy and we expect to benefit from powerful, long-term growth drivers.

While bitcoin mining has been an important component of our business model in prior years, our strategy increasingly emphasizes the development of industrial-scale data centers that can be leased to hyperscalers and other HPC customers under long-term contracts, while retaining the flexibility to deploy bitcoin mining as an interim or complementary use of power.

On February 20, 2026, we changed our name to “Cipher Digital Inc.” Rebranding to “Cipher Digital” aligns with our corporate strategy to scale into a leading HPC data center developer and operator, as we leverage our existing site pipeline and source additional sites, partnering with premier tenants, and developing and operating industry-leading data centers purpose-built for HPC. Our goal is to monetize our power assets and manage capital efficiently through market cycles in order to align our infrastructure with the growing global demand for AI-driven compute capacity.

Our data center portfolio consists of 4.2 gigawatts (“GW”) of capacity across 10 sites, at various stages of interconnection. We are currently developing 600 MW of HPC data center facilities across two sites for hyperscaler tenants, and we currently operate approximately 207 MW of power at one bitcoin mining data center in Texas. We also maintain a pipeline of approximately 3.4 GW across seven sites in Texas and one additional site in Ohio.

We have secured key HPC leases for our data centers and expect to continue to do so for the additional sites in our portfolio due to several key strengths and strategies. We believe we have a demonstrated ability to source high-quality sites suitable for HPC tenants, with characteristics like proximity to major metropolitan areas, ample acreage, diverse fiber routes, and available interconnection infrastructure. We have experienced in-house construction, engineering and operations teams and project management competencies. We have demonstrated an ability to access and manage capital in a disciplined manner.

A significant component of our current and future growth is expected to be generated through the development of our existing portfolio and acquisition of new sites. We are focused on developing the remaining sites in our pipeline for future HPC tenants, and evaluating additional sites, locations, and partnerships to expand our pipeline that are suitable for HPC tenants. From time to time, we may also look to sell individual assets that we do not consider to be core to our business and growth strategy. For further details on our pipeline of future sites that we expect to be suitable for HPC, see the section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 entitled “Business—Site Pipeline.”

Performance Highlights
In 2025, we generated strong operational and financial results, while advancing valuable strategic initiatives. Key performance highlights from 2025 include:
•Rebranded from Cipher Mining to Cipher Digital, reflecting the Company's pivot from bitcoin mining to HPC data center development
•Secured 600 MW gross of total contracted HPC capacity to date across two leases, a 15-year 300 MW lease with AWS and a 10-year 300 MW lease with Fluidstack and Google
•Operation of 207 MW of power from one bitcoin mining data center and maintenance of 4.2 GW of capacity across ten data centers
•Completed three bond offerings to finance HPC data center buildouts for aggregate proceeds of $3.73 billion
•Secured approximately 95% of long lead equipment with respect to the Barber Lake data center development with all current design milestones achieved
•Black Pearl data center development is on schedule, with engineering, procurement and construction activities underway
•Revenue for the fiscal year ended December 31, 2025 was $223.9 million, compared to $151.3 million for the fiscal year ended December 31, 2024

2025 Compensation Highlights
Our compensation program for our named executive officers reflects our overarching philosophy of pay-for-performance. Highlights of our 2025 fiscal year executive compensation program include:
•Competitive Base Salaries and Annual Target Bonuses: After evaluating the competitive positioning of the base salaries of our named executive officers in the context of our overall compensation philosophy, the Compensation Committee did not increase the base salaries or annual target bonuses of our named executive officers in 2025. In reaching this determination, the Compensation Committee considered its continued emphasis on long-term, performance-based equity compensation and its objective of aligning executive compensation with Company performance and stockholder value creation.
•Annual Incentive Design and Performance Metrics: For the first time in fiscal year 2025, the Compensation Committee established a formal set of key performance indicators (“KPIs”) and an annual bonus tracker at the beginning of the fiscal year to enhance transparency and rigor in performance assessment. These metrics were designed to be challenging and to reflect the Compensation Committee’s expectations for the Company’s financial and operational performance for the fiscal year.

•Introduction of PSUs: In fiscal year 2025, the Compensation Committee enhanced our long-term incentive program by introducing performance-based restricted stock units (“PSUs”), which accounted for 50% of the 2025 annual equity awards granted to our named executive officers who were employed by us during the full fiscal year.
•Transition of Chief Financial Officer: In October 2025, we announced the appointment of Mr. Mumford as the Company’s Chief Financial Officer, effective October 14, 2025, following Mr. Farrell’s decision to retire.

Objectives, Philosophy and Elements of Executive Compensation
Through our compensation program for our named executive officers, we seek to align the interests of our leadership team with the Company’s business and long-term strategy, which operates with a lean, top-talent team, taking strategic risks to build a broader more sustainable business that captures value across the value chain (including through expanding into the HPC hosting space) while derisking the commodity trading aspect of our business to maximize stockholder value.
Our compensation program aims to achieve the following main objectives:
•Position our compensation packages competitively relative to our peers to attract, retain and motivate top talent;
•Provide incentives that motivate and reward achievement of our key performance goals in order to establish and maintain a strong link between pay and performance;
•Align our executives’ interests with our corporate performance by linking their performance-based cash incentives to our annual company performance;
•Align our executives’ interests with those of our stockholders by using long-term equity incentives to link executive compensation to stockholder value creation; and
•Discourage excessive risk taking by using long-term equity incentives and cash incentives tied to company performance to align executive interests with sustainable company success.

Elements of Our Compensation Program
Our executive compensation program generally consists of the following three principal components: base salary, performance-based cash bonus, and long-term equity incentive compensation. We also provide our named executive officers with benefits available to all our employees, including retirement benefits under our 401(k) plan and participation in employee benefit plans. The below chart summarizes the three main elements of our executive compensation, their purpose and key features.

Element	Form	Purpose	Key Features
Base Salary	Cash (fixed)	• Provides stable income for performing job responsibilities.

• Attracts and retains top talent.

• Designed to ensure that our executive compensation program is competitive relative to companies in our industry and similar to our size and scale.
• Reviewed annually and determined by the Compensation Committee.

• Based on a number of factors deemed appropriate by the Compensation Committee, including (i) individual performance, (ii) Company performance, and (iii) reference to market data of, and comparison to, peer companies.

Annual Performance- Based Bonus	Cash (variable)	• Rewards achievement on an annual basis of key corporate financial and strategic results that have been identified as drivers for our success.

• Aligns short-term cash incentives of management with our stockholders’ interests by linking pay to company performance.
• Target amounts reviewed annually and determined by the Compensation Committee.

• Target amounts based upon role and reference to market data of, and comparison to, peer companies.

• Bonus outcomes depend upon the achievement of specific corporate performance goals determined and approved by our Compensation Committee at the beginning of our fiscal year.

• Corporate performance goals are designed to align with long-term strategic goals and stockholder value creation.

Long-Term Equity Incentives	Equity (variable)	• Motivates and rewards for long-term company performance.

• Aligns long-term incentives of management and stockholder interests by linking pay to stockholder value creation.

• Attracts and retains top talent.

• PSUs reward relative stock
price outperformance and link incentives to stockholder value creation.
• Reviewed annually and determined by the Compensation Committee.

• Individual awards are based on a number of factors deemed appropriate by the Compensation Committee, including (i) individual performance, (ii) company performance, (iii) reference to market data of and comparison to peer companies, and (iv) the long-term retentive and incentive value of outstanding awards.

• Time-based restricted stock units ("RSUs") granted in 2025 vest quarterly over a three-year period based on continued service as of the applicable vesting date.

• 2025 PSUs were subject to goals relating to
the Company’s absolute and relative total
shareholder return during our 2025 fiscal year,
with earned PSUs vesting one-third upon
achievement of goals and the remainder
vesting quarterly over the following two years,
in each case, based on continued service on the
applicable vesting date.

Our executive compensation philosophy is to provide a market-competitive compensation package to our named executive officers that includes significant short- and long-term incentives designed to achieve measurable corporate objectives while balancing risk and rewarding the delivery of superior returns to our stockholders. We believe that this approach provides an appropriate blend of short-term and long-term incentives to maximize stockholder value.
In fiscal year 2025, the long-term incentives for our named executive officers were awarded in the form of RSUs and PSUs. We believe that RSUs align the interests of employees with stockholders and provide a long-term focus through a multi-year vesting schedule, while managing dilution to existing investors. PSUs further strengthen this alignment by linking a significant portion of long-term compensation to the achievement of pre-established performance objectives, reinforcing accountability for delivery of returns to our stockholders.
To maintain a competitive compensation program, we also offer cash compensation in the form of base salaries and short-term incentives in the form of annual performance-based cash bonus payments, resulting in total cash compensation for our named executive officers that is aligned with market practices in our competitive markets.
We do not maintain any formal policies for allocating compensation among salary, short-term cash incentives, equity grants or other forms of short-term or long-term incentive compensation. Instead, our Compensation Committee uses its judgment, with appropriate support from management and the Compensation Committee’s independent compensation consultant, Semler Brossy, to establish a total compensation mix for our named executive officers that is designed to achieve the goals of our executive compensation philosophy and to incentivize achievement of our corporate goals and objectives.
Accordingly, we have historically structured our named executive officers’ total compensation towards annual performance-based cash bonus payments and long-term equity awards in order to align our management’s incentives with the interests of our stockholders and towards achievement of corporate goals and objectives.
During our 2025 fiscal year, the Compensation Committee, with the assistance of Semler Brossy, reviewed our executive compensation, including base salaries, performance-based cash bonuses and outstanding equity awards, to confirm the continued alignment of our compensation program with stockholder interests and to appropriately reward, retain and incentivize our named executive officers.
The important features of our executive compensation program include the following:

What we do	What we don't do
•    Our Compensation Committee consists solely of independent members of our board of directors.

•    Our Compensation Committee has retained an independent third-party compensation consultant for guidance in making compensation decisions.

•    Our Compensation Committee conducts a review at least annually of our executive compensation philosophy and strategy, including a review of the compensation peer group used for competitive benchmarking purposes.

•    Since the beginning of fiscal year 2025, our annual performance-based cash bonus opportunities for our named executive officers have been dependent upon our achievement of rigorous corporate objectives established each year.

•    Beginning in 2025, we grant at-risk performance-based awards (PSUs) as a new component of equity awards for our named executive officers.

•    Our named executive officers are eligible for benefits on the same terms as our other full-time employees.

•    Our work culture fosters a focus on long-term value creation using equity incentives to help executives reach and maintain meaningful levels of individual share ownership.
• We do not contractually guarantee base salary increases to our NEOs.

•    We do not offer pension arrangements, retirement plans, significant perquisites or special benefits to our named executive officers that are not available to our other full-time employees.

•    Aside from certain elements of a 2021 PSU grant to Mr. Page, our equity awards are not subject to single-trigger vesting acceleration upon a change in control.

•    We do not provide our named executive officers with any excise tax gross-ups.

•    We do not grant discounted stock options or stock appreciation rights.

•    We do not encourage excessive risk taking.

• We do not permit hedging of our stock.

How We Determine Executive Compensation
Role of our Compensation Committee
The Compensation Committee is appointed by our board of directors and oversees our compensation policies, plans and programs with the goal of attracting, incentivizing, retaining and rewarding top-quality executive management and employees. The Compensation Committee is responsible for reviewing and determining all compensation paid to our named executive officers and also reviewing our compensation practices and policies as they relate to risk management and risk-taking incentives. Our Compensation Committee consists solely of independent members of the board.
The Compensation Committee meets at least quarterly and with greater frequency if necessary throughout the year to manage and evaluate our executive compensation program, and generally determines the principal components of compensation (base salary, performance-based cash bonus and equity awards) for our named executive officers on an annual basis; however, decisions may occur at other times for new hires, promotions or other special circumstances as our Compensation Committee determines appropriate.

Role of Management
In fulfilling its responsibilities, the Compensation Committee considers input, as appropriate, from management. The Chief Executive Officer evaluates and provides to the Compensation Committee performance assessments and compensation recommendations with respect to each of our named executive officers, other than himself. In developing his recommendations, the Chief Executive Officer takes into account market data provided by Semler Brossy. While the Chief Executive Officer discusses his recommendations with the Compensation Committee, he is not present during and does not participate in the deliberations concerning, or the determination of, his own performance and compensation. From time to time, various other members of management and other employees, as well as outside advisors or consultants, may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in the Compensation Committee meetings.
Role of Compensation Consultant
The Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. The Compensation Committee directly engaged Semler Brossy as its independent compensation consultant for our 2025 fiscal year. Semler Brossy’s engagement included:
•compiling a group of peer companies to use as a reference in making executive and non-employee director compensation decisions;
•reviewing the competitiveness of current executive pay practices, including base salary, annual cash awards and long-term incentive awards, to aid in making executive pay decisions for our 2025 fiscal year;
•assisting with the design of the short-term and long-term incentive compensation plans with appropriate performance goals and targets for our named executive officers and other executives;
•periodically reviewing and advising on compensation trends, risks and regulatory developments;
•reviewing market and peer group equity usage metrics to assist with understanding our equity award practices relative to market; and
•conducting a competitive assessment of our non-employee director compensation program.
The Compensation Committee has analyzed whether the work of Semler Brossy as our compensation consultant raises any conflict of interest, taking into account relevant factors in accordance with SEC guidelines. Based on its analysis, the Compensation Committee has determined that the work of Semler Brossy, and the individual compensation advisors employed by Semler Brossy do not create any conflict of interest pursuant to the SEC rules and the listing standards of Nasdaq.

Use of Competitive Market Compensation Data
The Compensation Committee believes that it is important when making its compensation decisions to be informed as to the current practices of comparable public companies with which we compete for top talent. To this end, the Compensation Committee approved a proposed peer group list of publicly traded companies in respect of compensation for our named executive officers for our 2025 fiscal year, which was developed by Semler Brossy to be used in connection with assessing our compensation practices.
The Compensation Committee used data drawn from peer companies and from selected broad-based compensation surveys to analyze the compensation of our executive officers, including our named executive officers, and to evaluate the competitive market for purposes of making decisions about their target annual total direct compensation opportunities.
The Compensation Committee intends to review our compensation peer group at least annually and make adjustments to its composition if warranted, taking into account changes in both our business and the businesses of the companies in the peer group.
Our peer group with respect to our 2025 fiscal year (as well as our 2023 and 2024 fiscal years) was as follows:

•A10 Networks, Inc. (NYSE: ATEN)
•Alkami Technology, Inc. (NASDAQ: ALKT)
•Applied Digital Corporation (NASDAQ: APLD)
•Bit Digital, Inc. (NASDAQ: BTBT)
•Bitfarms Ltd. (NASDAQ: BITF)
•C3.ai, Inc. (NYSE: AI)
•CleanSpark, Inc. (NASDAQ: CLSK)
•Core Scientific, Inc. (NASDAQ: CORZ)
•Couchbase, Inc. (NASDAQ: BASE)

•Hive Digital Technologies Ltd. (NASDAQ: HIVE)
•Hut 8 Corp. (NASDAQ: HUT)
•IREN Limited (NASDAQ: IREN)
•Marathon Digital Holdings, Inc. (NASDAQ: MARA)
•Marqeta, Inc. (NASDAQ: MQ)
•Repay Holdings Corporation (NASDAQ: RPAY)
•Riot Platforms, Inc. (NASDAQ: RIOT)
•SoundHound AI, Inc. (NASDAQ: SOUN)
•TeraWulf Inc. (NASDAQ: WULF)

The Compensation Committee reviews our peer group with input from Semler Brossy at least annually and adjusts its composition, if warranted, taking into account changes in both our business and the businesses of companies in the peer group.
Using data compiled from the peer companies, Semler Brossy completed an assessment of our executive compensation to inform the Compensation Committee’s determinations regarding executive compensation for our 2025 fiscal year.
Semler Brossy prepared, and the Compensation Committee reviewed, a range of market data reference points across pay elements with respect to each of the named executive officers. While the Compensation Committee does not have a formal policy for target pay to fall at any particular percentile of the market data, it viewed market data comparisons as helpful reference points in making compensation decisions. Market data is only one of the factors that the Compensation Committee considers in making compensation decisions. The Compensation Committee also considers other factors as described below under the heading “Factors Used in Determining Executive Compensation.”
Factors Used in Determining Executive Compensation
The Compensation Committee sets the compensation of our named executive officers at levels determined to be competitive and appropriate for each named executive officer, using its professional experience and judgment. Pay decisions are not made by use of a formulaic approach. The Compensation Committee believes that executive pay decisions require consideration of a multitude of relevant factors which may vary from year to year. In making executive compensation decisions, in addition to competitive market data, the Compensation Committee also takes into consideration other factors like company and individual performance, scope of role, internal equity, and retention risk.
Say-on-Pay Results
At our 2025 Annual Meeting of Stockholders, for the first time, we conducted a non-binding stockholder advisory vote on the compensation of our named executive officers (commonly known as a “say-on-pay” vote) with respect to our 2024 compensation. Our stockholders approved the say-on-pay proposal with approximately 72% of the votes cast in favor of the proposal. The Compensation Committee noted that at the time that 2024 compensation was set, we were still an emerging growth company and, at that time, our program was designed to reflect our size and state of maturity. Even before the results of our 2025 say-on-pay vote, the Compensation Committee had already established a rigorous, performance-based bonus program for our named executive officers for 2025 and had already granted 50% of our named executive officers’ 2025 long-term incentive compensation in the form of PSUs. In setting compensation for fiscal year 2026, the Compensation Committee considered the results of the 2025 say-on-pay vote, along with feedback from its ongoing review of market practices and stockholder perspectives, and will continue to evaluate our executive compensation program and related disclosure to ensure alignment with stockholder interests.
2025 Fiscal Year Executive Compensation Program
Base Salary
Base salary represents the fixed portion of the compensation of our named executive officers and is an important element of compensation intended to attract and retain highly talented individuals. In January 2025, the Compensation Committee reviewed the base salaries of our named executive officers, taking into consideration the competitive market analysis prepared by Semler Brossy and the recommendations of our Chief Executive Officer (for the compensation of named executive officers other than himself), as well as the other factors described in the section above. Following this review, the Compensation Committee determined not to increase the base salaries for any of our named executive officers for our 2025 fiscal year.

Named Executive Officer	FY 2024 Base Salary	FY 2025 Base Salary
Rodney Tyler Page	$825,000	$825,000
Gregory Mumford	—	$500,000(1)
Patrick Kelly	$525,000	$525,000
William Iwaschuk	$525,000	$525,000
Edward Farrell	$525,000	$525,000(2)
__________________________________________
(1)Mr. Mumford commenced employment with us on October 14, 2025, and his base salary for the 2025 fiscal year was prorated accordingly
(2)Mr. Farrell retired as our Chief Financial Officer on October 14, 2025 but remained with us in an advisory capacity and continued to receive his base salary in that capacity. For additional information on Mr. Farrell’s continued role following the appointment of Mr. Mumford, see “Agreements with Our Named Executive Officers—Advisory Agreement with Mr. Farrell” below.

2025 Annual Performance Cash Bonuses
Our annual performance-based cash bonus program for named executive officers provides incentive compensation that is specifically designed to motivate our named executive officers to achieve pre-established company-wide financial objectives set by the Compensation Committee and to reward them for results and achievements in a given fiscal year. The annual target bonus opportunities for our named executive officers are determined by the Compensation Committee in the first quarter of each fiscal year for named executive officers who were employed at the start of our fiscal year and are expressed as a percentage of their annual base salaries, with the potential bonus opportunity generally commensurate with each executive’s role and responsibilities and competitive pay practices among our peer group for similar executive roles. Earned bonus amounts, if any, are paid out in cash.
In February 2025, the Compensation Committee reviewed the performance-based cash bonus opportunities of our named executive officers, taking into consideration the competitive market analysis prepared by Semler Brossy and the recommendations of our Chief Executive Officer (for the compensation of named executive officers other than himself), as well as the other factors described under the heading “Factors Used in Determining Executive Compensation.”
Bonus opportunities under our annual performance-based cash bonus program for named executive officers may pay out at a level ranging from zero to 200% of the target level, with performance at the target level resulting in a payout of 100% of the target level. The total amount of each named executive officer’s bonus determined and paid for our 2025 fiscal year is set forth in “2025 Fiscal Year Bonus Payouts” below.
Executive Bonus Goal Setting and 2025 Achievement
For our 2025 fiscal year, the bonus program shifted to a model supported by a structured framework, whereby the Compensation Committee retains discretion in determining annual cash bonus payouts, which is informed by key financial and operational metrics. The Compensation Committee determined in the first quarter of 2025 that the performance goals for our named executive officers to inform such discretionary framework would consist of the following four corporate performance goals:

Performance Goal	What it Measures	Why it's Important
Operating Margin	Our revenue from bitcoin mining less cost of revenue plus power sales, divided by revenue from bitcoin mining, each as noted in the Company’s Results of Operations in the Annual Report on Form 10-K for the fiscal year ended December 31, 2025.	Reflects the core profitability of our operations by showing how efficiently we generate revenue after direct production costs, providing insight into pricing and cost management.
Megawatts Energized	Energized capacity represents megawatts that have been connected to the grid, fully commissioned (and approved by local transmission/distribution utility (e.g., Oncor)) and are capable of supporting operations.	Megawatts energized represents the amount of data center power capacity that is fully built and available to support operations. Energization is an important milestone for a data center site and demonstrates the quality of the Company's execution of its data center development plans.
Power Portfolio	Approved interconnection reflects additional megawatts the utility/grid operator (e.g., Oncor/ERCOT) has approved to connect to the grid.

Originated pipeline capacity represents additional new capacity (e.g., purchasing / sourcing new sites) for Cipher’s pipeline that may be earlier stage and do not necessarily have interconnection approval secured yet.
Adding megawatts expands our capacity to deploy compute infrastructure, directly supporting revenue growth, long-term scalability and competitive positioning.
HPC Utilization % of Power Portfolio Under LOI/Lease	Utilization of HPC is measured by signing agreements (such as letters of intent or leases) with tenants to use our sites for HPC compute (with hyperscalers or AI-focused companies).	HPC utilization is a critical metric of our success in transitioning to being an HPC data center developer and operator, as it indicates how effectively we are converting our power capacity into contracted, revenue-generating contracts.

The Compensation Committee believes that these goals represent rigorous objectives for our named executive officers and align with stockholder interests. For fiscal 2025, achievement against these goals served as the primary basis for determining the named executive officers’ performance-based cash bonus awards, within the Compensation Committee’s structured performance framework. Actual attainment against the fiscal 2025 goals is set forth in the table below.

Performance Goals	FY 2025 Target (100%)	FY 2025 Stretch (200%)	FY 2025 Actual
Operating Margin(1)	63%	70%	67.25%
Megawatts Energized	717 MW	> 717 MW	867 MW
Power Portfolio	500 MW / 100 MW	1,000 MW / 200 MW	630 MW / 1,500 MW
HPC Utilization % of Power Portfolio Under LOI/Lease	300 MW	550 MW	600 MW

__________________________________________
(1)Operating Margin is a non-GAAP financial measure which is equal to revenue from bitcoin mining less cost of revenue plus power sales, divided by revenue from bitcoin mining, each as noted in the Company’s Results of Operations in the Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

2025 Fiscal Year Bonus Payouts
After considering Company performance for the full 2025 fiscal year and the overall level of achievement of the corporate performance goals, including the achievement of certain performance goals significantly in excess of the stretch level, as described above under “Executive Bonus Goal Setting and 2025 Achievement”, the Compensation Committee approved bonus payouts at the maximum level of 200% of target for each of our named executive officers who was employed for the full fiscal year. In the case of Mr. Mumford, who joined the Company on October 14, 2025, the Compensation Committee determined to award him a 2025 bonus of $400,000.

Named Executive Officer	FY 2024 Target Bonus Opportunity (% of Base Salary)	FY 2025 Target Bonus Opportunity (% of Base Salary)	FY 2025 Target Bonus Opportunity ($)	FY 2025 Actual Bonus Earned
Rodney Tyler Page	100%	100%	$825,000	$1,650,000
Gregory Mumford	—	75%	$375,000	$400,000(1)
Patrick Kelly	75%	75%	$393,750	$787,500
William Iwaschuk	75%	75%	$393,750	$787,500
Edward Farrell	75%	75%	$393,750	$787,500
__________________________________________
(1)Mr. Mumford commenced employment with us on October 14, 2025.

Equity Awards
We view long-term incentive compensation in the form of equity awards as a critical element of our executive compensation program. The realized value of these equity awards bears a direct relationship to our stock price, and, therefore, these awards are an incentive for our executive officers to create value for our stockholders. Equity awards also help us retain qualified executive officers in an increasingly competitive market, except the Mumford Sign-On RSUs vest on an annual basis.
Long-term incentive compensation opportunities in the form of equity awards are granted to our Chief Executive Officer and our other named executive officers by the Compensation Committee. As with other elements of compensation, the Compensation Committee determines the amount of long-term incentive compensation for our named executive officers as part of its annual compensation review and after taking into consideration the individual officer’s responsibilities and performance and existing equity retention profiles, our total annual projected equity budget and the other factors described in “Factors Used in Determining Executive Compensation” above. For awards to named executive officers other than the Chief Executive Officer, the Compensation Committee also takes into account the recommendations of the Chief Executive Officer with respect to appropriate grants and any particular individual circumstances. The amounts of the equity awards are intended to provide competitively-sized awards and the resulting target total direct compensation opportunities that the Compensation Committee believes are reasonable and appropriate taking into consideration the factors described herein.
2025 Annual Equity Grants
In 2025, the Compensation Committee, in consultation with Semler Brossy, reviewed competitive market information from the Company’s peer group. Effective February 26, 2025, the Compensation Committee determined to grant the Company’s named executive officers an annual equity mix of RSUs and PSUs (the “2025 NEO Equity Program”) under the Company’s 2021 Incentive Award Plan (the “Incentive Award Plan”), based on the Compensation Committee’s consideration of competitive market dynamics, including Company strategy as it relates to the Company’s growing business, the Company’s performance and individual performance. The 2025 NEO Equity Program for each of the named executive officers who was employed for all of 2025 was composed of 50% RSUs and 50% PSUs. The 2025 NEO Equity Program is intended to serve as a strong incentive to retain our dedicated management team and further align the compensation of our management team with the interests of our stockholders.

The RSUs granted under the 2025 NEO Equity Program (the “February 2025 RSUs”) vest in equal quarterly installments over a three-year period, on March 31, June 30, September 30 and December 15 of each year, with the first such vesting date occurring on March 31, 2025. In each case, vesting of the February 2025 RSUs is conditioned on named executive officer’s continuous service through the applicable vesting date, subject to acceleration upon a termination of the named executive officer’s employment by the Company without “cause” or by the named executive officer for “good reason” (as such terms are defined in the applicable Executive Employment Agreement (as defined below)) or due to death or permanent disability, in each case, as described in further detail under “Potential Payments Upon Termination or Change in Control” below.
The PSUs granted under the 2025 NEO Equity Program (the “February 2025 PSUs”) were subject to vesting based on a relative TSR metric with an absolute TSR modifier.
The number of PSUs earned was initially determined based on our TSR percentile for 2025 relative to the S&P Americas SmallCap Software & Services Index, with linear interpolation applied between percentile ranks:

Relative TSR Percentile	Earned PSUs as a Percentage of Target
>90th	175%
60th	100%
25th	25%
<25th	0%

That number was then subject to adjustment based on the Company’s absolute TSR for 2025 as follows:

Absolute TSR	Additional Earned PSUs as a Percentage of Target
≥100%	50%
50%	25%
≤50%	0%

One-third of the earned February 2025 PSUs were subject to vesting upon the Compensation Committee’s certification of the achievement of the performance criteria and the remaining two thirds of the earned February 2025 PSUs will vest in equal quarterly installments over the following two years. In each case, vesting of the February 2025 PSUs is conditioned on the named executive officer’s continuous service through the applicable vesting date, subject to acceleration upon a termination of the named executive officer’s employment by the Company without “cause” or by the named executive officer for “good reason” (as such terms are defined in the applicable Executive Employment Agreement) or due to his death or permanent disability, in each case, as described in further detail under “Potential Payments Upon Termination or Change in Control” below.
The following table sets forth the annual equity awards granted to our named executive officers in February 2025 (other than Mr. Mumford, who was not employed by us as of such date):

Named Executive Officer	RSUs	Total Grant Date Value(1)	PSUs	Total Grant Date Value(1)
Rodney Tyler Page	1,358,696	$7,500,000	1,358,696	$7,500,000
Patrick Kelly	407,609	$2,250,000	407,609	$2,250,000
William Iwaschuk	407,609	$2,250,000	407,609	$2,250,000
Edward Farrell	317,029	$1,750,000	317,029	$1,750,000
__________________________________________
(1)Amounts reported represent the values approved by the Compensation Committee (based on target-level performance for PSUs). The number of RSUs or PSUs granted to each named executive officer was determined by dividing the amount in the table above by the average closing sales price of our common stock on the Nasdaq for each of the seven trading days immediately preceding the grant date. These amounts differ from the amounts reflected in the Summary Compensation Table, which are based on the grant date fair value computed in accordance with FASB ASC Topic 718 ("ASC Topic 718"). Furthermore, these amounts do not reflect the actual economic value that may be realized by the named executive officer.

On December 19, 2025, based on the Company’s performance through such date of TSR well in excess of the 90th percentile of the S&P Americas SmallCap Software & Services Index and achievement of absolute TSR well in excess of 100% and to facilitate tax planning, the Compensation Committee certified achievement of the performance conditions in respect of the PSUs at the maximum level of 225% of target and the first one-third of the earned PSUs vested on that date. The remaining earned PSUs vest quarterly over two years on March 31, June 30, September 30 and December 15 of the 2026 and 2027 fiscal years.
Mumford Sign-On RSU Award
In connection with his commencement of employment as our Chief Financial Officer, Mr. Mumford received a sign-on award of 375,000 RSUs with a grant date fair value of approximately $7.04 million as of October 17, 2025, which will vest in equal annual installments over a three-year period following the date of grant, subject to the terms and conditions of the Incentive Award Plan and the applicable award agreement (the “Mumford Sign-On RSUs”). The terms and conditions of the Mumford Sign-On RSUs are generally consistent with the terms and conditions of the February 2025 RSUs, as described in more detail under “2025 Annual Equity Grants” above, except that the Mumford Sign-On RSUs vest on an annual basis, rather than a quarterly basis.
Achievement of Mr. Page’s 2021 PSUs
On November 10, 2021, Mr. Page was awarded a grant of 4,257,710 PSUs, one-third of which were subject to vesting upon the Company achieving a market capitalization equal to or exceeding each of $5 billion, $7.5 billion and $10 billion, in each case over a 30-day lookback period and subject to Mr. Page’s continuous service through the end of the applicable 30-day period (the “Page Market Capitalization PSUs”). On February 11, 2025, in order to preserve the incentivizing effect of the award, the Compensation Committee amended the Page Market Capitalization PSUs to provide that the portion of PSUs that would have vested upon the Company’s attainment of a market capitalization equaling or exceeding $5 billion would vest in full upon a change in control of the Company (as such defined in the Incentive Award Plan), subject to Mr. Page’s continuous service through the date of the change in control.
On October 9, 2025, the Compensation Committee certified the Company’s achievement of a market capitalization of $5 billion, which resulted in vesting and settlement of 1,419,237 PSUs, and on November 8, 2025, the Compensation Committee certified achievement of a market capitalization of $7.5 billion, resulting in vesting and settlement of an additional 1,419,237 PSUs. The final tranche of PSUs remains outstanding, subject to vesting upon achievement of a market capitalization of $10 billion.
RSU and PSU Modifications
In an effort to avoid RSU vesting and settlement during a blackout period, on April 30, 2025, our Compensation Committee modified the vesting schedule of RSUs previously granted to our named executive officers that were scheduled to vest in the middle of a fiscal quarter so that the vesting date would be postponed to the last day of the applicable fiscal quarter.
In October 2025, in connection with approving an advisory agreement with Mr. Farrell in connection with his retirement, the Compensation Committee approved certain changes to Mr. Farrell’s RSUs and PSUs, as further described below under the heading “Agreements with Our Named Executive Officers—Advisory Agreement with Mr. Farrell”.

These changes were considered modifications under ASC Topic 718. The increase in the fair value of the RSUs and PSUs associated with these modifications is $22,697,088 and is reported in the stock awards column of the Summary Compensation Table below. The increase in the fair value represents the fair value of the RSUs and PSUs computed as of the modification date in excess of the fair value of the RSUs and PSUs as of their respective grant dates. The magnitude of the increase in fair value is due to the significant increase in the Company's stock price from the grant date to the modification date and does not represent an additional cost to the Company beyond allowing the RSUs and PSUs that were already granted to Mr. Farrell to continue to vest in consideration for his advisory services.
Other Features of Our Executive Compensation Program
Agreements with Our Named Executive Officers
Employment Agreements with our Named Executive Officers
On May 11, 2021, we entered into employment agreements with each of Messrs. Page, Kelly and Iwaschuk, and on October 14, 2025, we entered into an employment agreement with Mr. Mumford (collectively, the “Executive Employment Agreements”). Each Executive Employment Agreement will remain in effect through May 11, 2026, and thereafter will automatically renew annually unless either party gives notice of non-renewal. The Executive Employment Agreements provide for an initial annual base salary of $300,000 for Mr. Page, $500,000 for Mr. Mumford and $200,000 for each of Messrs. Kelly and Iwaschuk, which, in each case, shall be reviewed annually by the Compensation Committee and may be increased by the Compensation Committee in its sole discretion. Beginning in 2022 (or, for Mr. Mumford, beginning as of his commencement of employment), each named executive officer became eligible to earn a discretionary cash bonus under any of our bonus plans then in effect, subject to the named executive officer’s continued employment through the payment date. The Executive Employment Agreements also provide for each named executive officer’s eligibility to participate in the Incentive Award Plan, subject to the terms of the Incentive Award Plan and any award agreement thereunder.
The severance payments and benefits to which each named executive officer is entitled under the Executive Employment Agreements upon a termination of their employment by the Company without “cause,” by the executive officer with “good reason” or upon certain terminations in connection with a change in control are described in more detail under “Potential Payments Upon Termination or Change in Control” below.
Pursuant to the Executive Employment Agreements, each named executive officer is subject to confidentiality and assignment of intellectual property provisions, and certain restrictive covenants, including one-year post-employment non-competition and employee and customer non-solicitation covenants.
Advisory Agreement with Mr. Farrell
On October 6, 2025, we entered into an advisory agreement with Mr. Farrell (the “Farrell Advisory Agreement”). The Farrell Advisory Agreement provides that immediately following Mr. Farrell’s retirement on October 14, 2025, Mr. Farrell would provide consulting services to the Company through April 17, 2026 (the “Advisory Period”) with respect to the types of matters that were subject to his purview as Chief Financial Officer.
During the Advisory Period, Mr. Farrell continued to receive his base salary and continued health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 at the Company’s sole expense. In addition, his RSUs and PSUs continued to vest in accordance with their terms based on Mr. Farrell’s continued service to the Company during the Advisory Period. Any unvested RSUs and PSUs were earned based on the Company’s actual performance during the applicable performance period as of the last day of the Advisory Period accelerated and became fully vested on the last day of the Advisory Period. However, if the Advisory Period had terminated prior to April 17, 2026, any unvested RSUs and PSUs as of the date of such termination would have been cancelled and forfeited for no consideration. The payments and benefits provided to Mr. Farrell under the Farrell Advisory Agreement were contingent upon his execution and nonrevocation of a general release of claims in favor of the Company and subject to his continued compliance with the restrictive covenants set forth in his Executive Employment Agreement.
We entered into the Farrell Advisory Agreement to ensure our business continued to benefit from Mr. Farrell’s invaluable expertise as our founding Chief Financial Officer for a transitional period of six months following his retirement. Mr. Farrell’s deep institutional knowledge, historical perspective on corporate strategy and unmatched understanding of our financial foundation remained instrumental during the Advisory Period to help ensure the continued success of our leadership team and provide strategic continuity of financial management during such time.

Employee Benefit Plans and Perquisites
Retirement Plans. We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. The Internal Revenue Code of 1986, as amended (the “Code”) allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. In 2023, we began providing matching contributions made to the 401(k) plan by our employees, including our named executive officers, up to 4% of their eligible annual compensation.
Employee Benefits and Perquisites. All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:
•medical, dental and vision benefits;
•medical and dependent care flexible spending accounts;
•short-term and long-term disability insurance; and
•life and accidental death & dismemberment insurance.
No tax gross-ups. We generally do not provide tax gross-ups to our named executive officers.
Clawback Policy
Our Board of Directors has adopted a Compensation Recoupment Policy (the “Clawback Policy”), in accordance with the Nasdaq listing standards and Exchange Act Rule 10D-1, which applies to our current and former executive officers. Under the Clawback Policy, we are required to recoup the amount of any erroneously awarded compensation (as defined in the Clawback Policy) on a pre-tax basis within a specified lookback period in the event of any Financial Restatement (as defined in the Clawback Policy), subject to limited impracticability exceptions. The Clawback Policy is overseen and administered by the Compensation Committee.
Insider Trading Compliance Policy; Anti-Hedging Policy
Our Board of Directors has adopted an Insider Trading Compliance Policy, which governs the purchase, sale and other dispositions of our securities and applies to all of our directors, officers and employees and their respective family members. We believe our Insider Trading Compliance Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. A copy of our Insider Trading Compliance Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2025.
The policy also prohibits our directors, officers and employees, together with their respective family members and any other person designated as being subject to the policy, from engaging in hedging transactions involving the Company’s securities, such as prepaid variable forward contracts, equity swaps, collars and exchange funds, or other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities.
Timing of Grants and Equity Awards
Neither our board of directors nor our Compensation Committee takes material non-public information into account when determining the timing of equity awards, and we do not time the release of material nonpublic information based on equity award grant dates. We did not grant awards of stock options, stock appreciation rights or similar option-like instruments in our 2025 fiscal year. Accordingly, we have nothing to report under Item 402(x) of Regulation S-K.
Compensation and Risk Management
Our Compensation Committee, Semler Brossy, and our management team each play a role in evaluating and mitigating potential risks associated with our compensation plans, policies and practices. Our Compensation Committee, with input and support from Semler Brossy and management, has considered our compensation plans, policies and practices to determine (i) if such plans, policies and practices are appropriately tailored to mitigate risk-taking initiatives, and (ii) if they are reasonably likely to have a material adverse effect on the Company. In particular, this review considered compensation program attributes that help to mitigate risk, including:
•the mix of cash and equity compensation;
•a balance of short and long-term incentive plan designs with multiple performance measures that emphasize top and bottom-line performance;

•our formal policies for equity administration;
•our insider trading policy, which prohibits hedging or similar transactions; and
•the oversight of an independent compensation committee.
Based on this assessment, our Compensation Committee concluded that our compensation plans, policies and practices, taken as a whole, are not reasonably likely to have a material adverse effect on the Company.
Tax and Accounting Considerations
Deductibility of Executive Compensation
Under Section 162(m) of the Code (“Section 162(m)”), compensation paid to each of our “covered employees” that exceeds $1 million per tax year is generally non-deductible.
Although our Compensation Committee considers tax implications as one factor in determining executive compensation, our Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for our named executive officers in a manner consistent with the goals of our executive compensation program and the best interests of the Company and our stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m).
Accounting Considerations
Our Compensation Committee considers the accounting treatment of the various elements of our executive compensation program. For example, we record our executive officers’ base salaries, equity awards, and our cash incentive compensation in our consolidated financial statements.
We follow ASC Topic 718 for our stock-based compensation awards. ASC Topic 718 requires us to measure the compensation expense for all stock-based payment awards made to our employees, including our named executive officers and non-employee directors, including stock options and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables in this proxy statement, even though the recipient of the awards may never realize any value from their awards.
Compensation Committee Report
Our Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis section of this Proxy Statement. Based on this review and discussion, our Compensation Committee has recommended to our board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for our 2025 fiscal year.
Respectfully submitted by:
Robert Flatley (Chair)
Thomas Duda (Compensation Committee member)
Caitlin Long (Compensation Committee Member)
Holly Morrow Evans (Compensation Committee Member)

Compensation Committee Interlocks and Insider Participation
During fiscal 2025, no member of the Compensation Committee (as identified above) had any material interest in a transaction of Cipher or a business relationship with, or any indebtedness to, Cipher, and no such director is currently or formerly an officer or employee of Cipher.
None of the members of the Compensation Committee serves as an executive officer of any other entity that has a member of its compensation committee (or if no committee performs that function, the board of directors) serving as one of our executive officers. None of our executive officers have served as members of a compensation committee (or if no committee performs that function, the board of directors) or a director of any other entity that has an executive officer serving as a member of the Compensation Committee or a member of the Board

Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2025, December 31, 2024 and December 31, 2023.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Rodney Tyler Page	2025	825,000	1,650,000	12,479,623	14,000	14,968,623
Chief Executive Officer	2024	825,000	1,650,000	14,858,933	13,800	17,347,733
	2023	562,500	2,485,000	2,600,000	9,000	5,656,500
Gregory Mumford(6)	2025	107,955	400,000	7,035,000	-	7,542,955
Chief Financial Officer
Patrick Kelly	2025	525,000	787,500	3,743,889	14,000	5,070,389
Co-President and Chief Operating Officer	2024	525,000	787,500	4,457,679	13,800	5,783,979
	2023	362,500	1,242,083	1,300,000	9,778	2,914,361
William Iwaschuk	2025	525,000	787,500	3,743,889	14,000	5,070,389
Co-President, Chief Legal Officer and Corporate Secretary	2024	525,000	787,500	4,457,679	5,250	5,775,429
	2023	362,500	1,242,083	1,300,000	11,319	2,915,902
Edward Farrell(5)	2025	415,625	787,500	24,020,684	14,000	25,237,809
Former Chief Financial Officer	2024	525,000	787,500	3,467,086	12,925	4,792,511
	2023	362,500	1,242,083	1,300,000	8,389	2,912,972
__________________________________________
(1)Amounts reflect the actual base salaries paid to each named executive officer in respect of fiscal years 2025, 2024 and 2023.
(2)Amounts reflect (i) a discretionary cash bonus for Mr. Mumford, who commenced employment with us on October 14, 2025, (ii) 2025 annual bonus awards granted in recognition of performance in 2025, which were paid on December 31, 2025 based on our achievement against four corporate performance goals set at the beginning of our fiscal year, (iii) 2024 annual bonus awards granted in recognition of performance in 2024, which were paid on January 15, 2025, (iv) 2023 annual bonus awards granted in recognition of performance in 2023, which were paid on February 15, 2024 and (v) discretionary cash bonuses paid in 2023. For a description of the performance goals and the Company’s 2025 results with respect to the 2025 annual bonus awards, see “2025 Fiscal Year Executive Compensation Program—Executive Bonus Goal Setting” above.
(3)Amounts reflect the full grant-date fair value of RSUs granted during 2025, 2024 and 2023 and PSUs granted in 2025, in each case computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. The RSUs granted to the named executive officers in 2025, 2024 and 2023 were subject to service-based vesting conditions and the PSUs granted in 2025 were subject to the achievement of performance conditions and service-based vesting conditions, as described above in “Equity Awards—2025 Annual Equity Grants” above. The grant date fair value of the PSUs was determined using a Monte-Carlo simulation model based on the probable outcome as of the grant date. The fair values of the PSU awards as of the grant date, assuming the maximum 225% payout for the PSUs, are as follows: Mr. Page: $15,315,901; Mr. Kelly: $4,594,772; Mr. Iwaschuk: $4,594,772; and Mr. Farrell: $3,573,709. For information regarding the assumptions used to calculate the value of all RSUs and PSUs awarded to our named executive officers, see “Notes to Consolidated Financial Statements – Note 19. Share-Based Compensation” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and “Notes to Consolidated Financial Statements – Note 17. Share-Based Compensation” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and for the fiscal year ended December 31, 2023. In addition, in connection with entering into the Farrell Advisory Agreement, Mr. Farrell’s RSUs and PSUs were modified in 2025. This modification resulted in an increase in the fair value of such awards of $22,697,088 which is reflected in the table above for 2025 for Mr. Farrell.
(4)Amounts reflect matching contributions made to each named executive officer’s 401(k) plan account in 2025, 2024 and 2023.
(5)Effective October 14, 2025, Mr. Farrell retired from his position as Chief Financial Officer. Mr. Mumford was appointed to serve as Cipher’s Chief Financial Officer, effective October 14, 2025. In the case of Mr. Farrell, the amount reflected in the “Salary” column reflects payment of his base salary through October 14, 2025, the date of his retirement, and then the continuation of his base salary in consideration for providing advisory services for the remainder of fiscal year 2025.

Grants of Plan Based Awards
The following table provides information with respect to plan-based awards granted to our named executive officers during 2025. Each equity award described in the table below was granted under the Incentive Award Plan

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(3)
		Threshold (#)	Target (#)	Maximum (#)
Rodney Tyler Page	2/26/2025(1)	—	—	—	1,358,696	5,672,556
	2/26/2025(2)	339,674	1,358,696	3,057,066	—	6,807,067
Gregory Mumford	10/17/2025	—	—	—	375,000(4)	7,035,000
Patrick Kelly	2/26/2025(1)	—	—	—	407,609	1,701,768
	2/26/2025(2)	101,902	407,609	917,121	—	2,042,121
William Iwaschuk	2/26/2025(1)	—	—	—	407,609	1,701,768
	2/26/2025(2)	101,902	407,609	917,121	—	2,042,121
Edward Farrell	2/26/2025(1)	—	—	—	317,029	1,323,596
	2/26/2025(2)	79,257	317,029	713,314	—	1,588,315
	10/06/2025(5)	—	—	—	—	22,697,088

__________________________________________
(1)The February 2025 RSUs are subject to service-based vesting conditions, which vest in equal quarterly installments over a three-year period, on March 31, June 30, September 30 and December 15 of each year, with the first such vesting date occurring on March 31, 2025, as set forth in more detail under “2025 Annual Equity Grants” above
(2)The February 2025 PSUs are subject to service- and performance-based vesting conditions, which are set forth in more detail under “2025 Annual Equity Grants” above.
(3)Amounts reported represent the aggregate grant date fair value of the RSUs and the target amount of PSUs granted to our named executive officers under the Incentive Award Plan, computed in accordance with ASC Topic 718. For information regarding the assumptions used to calculate the value of all RSU and PSUs awarded to our named executive officers, see “Notes to Consolidated Financial Statements – Note 19. Share-Based Compensation” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. These amounts do not reflect the actual economic value that may be realized by the named executive officers.
(4)The Mumford Sign-On RSUs will vest in equal annual installments over a three-year period following the date of grant.
(5)Mr. Farrell’s RSUs and PSUs were modified in 2025 in connection with entering into the Farrell Advisory Agreement. This amount reflects the increase in the fair value of each such award of $13,687,124 and $9,009,964.

Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2025.

	Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Rodney Tyler Page	2/26/2025	905,796	(2)	13,369,549	—		—
	2/26/2025	2,038,044	(3)	30,081,529	—		—
	3/9/2024	1,567,398	(4)	23,134,794	—		—
	6/14/2023	333,334	(5)	4,920,010	—		—
	11/17/2021	—		—	1,419,236	(6)	20,947,923
Gregory Mumford	10/17/2025	375,000	(7)	5,535,000	—		—
Patrick Kelly	2/26/2025	271,737	(2)	4,010,838	—		—
	2/26/2025	611,414	(3)	9,024,471	—		—
	3/9/2024	470,220	(4)	6,940,447	—		—
	6/14/2023	166,667	(5)	2,460,005	—		—
William Iwaschuk	2/26/2025	271,737	(2)	4,010,838	—		—
	2/26/2025	611,414	(3)	9,024,471	—		—
	3/9/2024	470,220	(4)	6,940,447	—		—
	6/14/2023	166,667	(5)	2,460,005	—		—
Edward Farrell(8)	2/26/2025	211,352	(2)	3,119,556	—		—
	2/26/2025	475,544	(3)	7,019,029	—		—
	3/9/2024	365,726	(4)	5,398,116	—		—
	6/14/2023	166,666	(5)	2,459,990	—		—
__________________________________________
(1)Amounts are calculated by multiplying the number of RSUs shown in the table by $14.76, the closing market price of our stock on December 31, 2025.
(2)Represents RSUs granted in February 2025, which vest in equal quarterly installments over a three-year period, on March 31, June 30, September 30 and December 15 of each year, with the first such vesting date occurring on March 31, 2025, as set forth under “2025 Annual Equity Grants” above.
(3)Represents PSUs granted in February 2025. On December 19, 2025, the Compensation Committee certified achievement of the performance conditions in respect of the PSUs at the maximum level of 225% of target. The first one-third of the earned PSUs vested on that date and are reflected in the “Option Exercises and Stock Vested” table below. The remaining two-thirds of the earned PSUs vest quarterly over two years on March 31, June 30, September 30 and December 15 of each of the 2026 and 2027 fiscal years, as set forth under “2025 Annual Equity Grants” above.
(4)Represents RSUs granted in March 2024, 50% of which vest on each of January 1, 2026 and January 1, 2027.
(5)Represents RSUs granted in June 2023, the remaining portion of which will vest on June 14, 2026.
(6)Represents the final one-third of the Page Market Capitalization PSUs, which are eligible to vest based on the Company's achievement of a market capitalization equal to or exceeding $10 billion over a 30-day lookback period and subject to Mr. Page’s continuous service through the end of the applicable 30-day period, as set forth under “2025 Annual Equity Grants” above.
(7)Represents the Mumford Sign-On RSUs, which will vest in equal annual installments over the three-year period following the date of grant, as set forth under “2025 Annual Equity Grants” above.

(8)On October 6, 2025, Mr. Farrell tendered notice of his intent to retire from the Company, effective October 14, 2025. In connection with his retirement, Mr. Farrell and the Company entered into an Advisory Agreement, pursuant to which Mr. Farrell served in an advisory capacity through April 17, 2026. Pursuant to the Advisory Agreement, any unvested RSUs and PSUs earned based on the Company’s actual performance during the applicable performance period as of the last day of the Advisory Period accelerated and became fully vested on the last day of the Advisory Period. For additional information, see “Agreements with Our Named Executive Officers—Advisory Agreement with Mr. Farrell” above.

Option Exercises and Stock Vested
The following table sets forth certain information regarding stock that vested during the year ended December 31, 2025. None of our named executive officers held stock options at any time during the year ended December 31, 2025.

	Stock Awards
Name	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Rodney Tyler Page	6,377,794	98,898,661
Gregory Mumford	—	—
Patrick Kelly	1,445,132	18,326,716
William Iwaschuk	1,445,132	18,326,716
Edward Farrell	1,242,509	15,425,504
__________________________________________
(1)The value realized on vesting is based on the closing price of our Common Stock on the applicable vesting date.
Potential Payments Upon a Termination or Change in Control
The Executive Employment Agreements provide that if the named executive officer’s employment is terminated by us without “cause,” or the executive officer resigns for “good reason” (in each case as defined in the named executive officer’s Executive Employment Agreement), or we elect not to renew the employment term, in each case, subject to the named executive officer’s execution and non-revocation of a release of claims and continued compliance with the restrictive covenants to which he is bound, the named executive officer will be entitled to receive, in addition to any accrued amounts:
•his annual base salary, paid in equal installments for a period of twelve months (or, if such termination of employment occurs within the 12-month period following a change in control of the Company, paid in lump sum);
•a pro-rated annual bonus (to the extent the named executive officer would have been entitled to such bonus for the year in which the termination occurs), based on actual performance, paid in a single lump-sum payment on the date on which annual bonuses are paid to the Company’s senior executives generally for such year; and
•payment of our share of the premiums for the continued participation in our health plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 for the twelve-month period following the termination date.
The award agreements for each outstanding RSU held by the named executive officers provide that:
•If the named executive officer’s employment is terminated by the Company without “cause,” by the named executive officer for “good reason” (as such terms are defined in the applicable Executive Employment Agreement (as defined below)) or due to his death or permanent disability, all unvested RSUs will vest in full; and
•In the event of a “change in control” (as defined in the Incentive Award Plan), subject to the named executive officer’s continuous service to the Company through such change in control, the named executive officers' RSUs will remain outstanding and unvested, provided that the RSUs will vest immediately prior to the change in control if they are not assumed, substituted or continued in connection with the change in control and will vest upon the executive officer’s termination of service following the change in control for any reason other than for “cause” or due to voluntary resignation without “good reason.”
The award agreements for the PSUs held by our named executive officers each provide that:
•If the named executive officer’s employment is terminated by the Company without “cause,” by the named executive officer for “good reason” (as such terms are defined in the applicable Executive Employment Agreement) or due to his death or permanent disability, in each case, on or after the first anniversary of the vesting commencement date, all earned but unvested PSUs will vest in full; and

•In the event of a “change in control” (as defined in the Incentive Award Plan), subject to the executive officer’s continuous service to the Company through such change in control, the PSUs will remain outstanding and unvested, provided that (i) if a change in control of the Company occurs during the performance period, then upon the change in control, the performance period shall automatically terminate and the target number of PSUs will be deemed to be earned, and (ii) if a change in control of the Company occurs after the performance period, the number of earned PSUs will be determined based on the actual performance, as certified by the Compensation Committee prior to the change in control. In either case, such earned PSUs will become fully vested upon the executive officer’s termination of service for any reason other than for “cause” or due to voluntary resignation without “good reason” or due to his death or disability.
The award agreement for the Page Market Capitalization PSUs provides that, in the event of a change in control, subject to Mr. Page’s continuous employment through the change in control, the requirement to achieve a market capitalization of at least $10 billion (which is necessary for vesting of the final one-third of the Page Market Capitalization PSUs) will be assessed at the time of the change in control based on the per share price received by the Company’s stockholders in the change in control and, to the extent that it does not vest, the Page Market Capitalization PSUs will be automatically forfeited upon the change in control.
Following a change in control, any payments received by our named executive officers may be reduced to an amount, the higher of either (i) the largest portion of the payments that would result in no portion of the payments being subject to an excise tax under Section 4999 of the Code or (ii) the largest portion, up to and including the total, of the payments, whichever amount, after taking into account all federal, state and local employment taxes, income taxes and such excise tax (all computed at the highest applicable marginal rate), resulting in the named executive officer’s receipt, on an after-tax basis, of the greater economic benefit notwithstanding that all or some portion of the payments may be subject to the excise tax. If a reduction in payments or benefits constituting “parachute payments” within the meaning of Section 280G of the Code is necessary, so that the payments equal the higher amount described above, reduction will occur in the manner that results in the greatest economic benefit for the named executive officer.
Quantification of Payments and Benefits
The below table shows the severance payments and benefits and the equity acceleration that each named executive officer would be entitled to receive upon a termination of their employment by us without “cause” or by the named executive officer with “good reason” or due to his death or disability. Due to the number of factors that affect the nature and amount of any potential payments or benefits, actual payments and benefits may differ from those presented in the following table.

Name	Benefit Description	Termination without cause or for good reason by executive not in connection with a change in control ($)	Termination without cause or for good reason by executive following a change in control($)	Change in control ($)	Death or disability
Rodney Tyler Page	Cash severance	825,000(1)	825,000(2)	—	—
	Pro-rated bonus	— (3)	— (3)	—	—
	Accelerated vesting of equity awards	41,424,353(4)	71,505,882(4)(5)	—	71,505,882(4)(5)
	Continuation of health benefits	45,720(6)	45,720(6)	—	—
Gregory Mumford	Cash severance	500,000(1)	500,000(2)	—	—
	Pro-rated bonus	— (3)	— (3)	—	—
	Accelerated vesting of equity awards	5,535,000(4)	5,535,000(4)	—	5,535,000(4)
	Continuation of health benefits	32,341(6)	32,341(6)	—	—
Patrick Kelly	Cash severance	525,000(1)	525,000(2)	—	—
	Pro-rated bonus	— (3)	— (3)	—	—
	Accelerated vesting of equity awards	13,411,290(4)	22,435,761(4)(5)	—	22,435,761(4)(5)
	Continuation of health benefits	45,720(6)	45,720(6)	—	—
William Iwaschuk	Cash severance	525,000(1)	525,000(2)	—	—
	Pro-rated bonus	— (3)	— (3)	—	—
	Accelerated vesting of equity awards	13,411,290(4)	22,435,761(4)(5)	—	22,435,761(4)(5)
	Continuation of health benefits	45,720(6)	45,720(6)	—	—
__________________________________________
(1)Reflects 12 months of the named executive officer’s annual base salary, paid in equal installments pursuant to the Executive Employment Agreements with each of our named executive officers, other than Mr. Farrell.
(2)Reflects 12 months of the named executive officer’s annual base salary, paid in a lump sum pursuant to the Executive Employment Agreements with each of our named executive officers, other than Mr. Farrell.
(3)Pursuant to the Executive Employment Agreements, in the event of a termination without “cause” or for “good reason”, each of our named executive officers (other than Mr. Farrell) is entitled to a pro-rated bonus for the year of termination, based on actual performance. In order to facilitate tax planning, our named executive officers received their full-year annual bonuses on December 31, 2025 and, accordingly, no amounts have been included in the table above.
(4)Represents the value of the named executive officer’s outstanding RSUs that were unvested as of December 31, 2025 based on a stock price of $14.76, which was the closing market price of our stock on December 31, 2025. All of these RSUs would have accelerated vesting upon a termination of the named executive officer’s employment without “cause”, for “good reason” or due to death or disability.
(5)In addition to the amount described in footnote (4), represents an additional amount attributable to earned PSUs that were outstanding as of December 31, 2025, all of which would have accelerated vesting in the event of a termination other than for “cause” or a voluntary resignation without “good reason”, in each case, following a change in control. No amounts are reflected in the table above in respect of the Page Market

Capitalization PSUs that were outstanding as of December 31, 2025, because the $10 billion market capitalization milestone would not have been met.
(6)Reflects the cost to the Company of continuing to provide the named executive officer and his eligible dependents with coverage under its group health plans at the same levels and the same cost that would have applied if his employment had not terminated pursuant to the Executive Employment Agreements with each of our named executive officers, other than Mr. Farrell.
Effective October 14, 2025, Mr. Farrell retired from his position as Chief Financial Officer. Accordingly, Mr. Farrell was not eligible for any cash severance or continuation of health benefits upon termination or in connection with a change in control occurring as of December 31, 2025. Mr. Farrell’s equity awards remained eligible to vest in accordance with their existing terms pursuant to the terms of the Farrell Advisory Agreement, which was entered into in connection with his retirement. For more information on the Farrell Advisory Agreement, please see “Advisory Agreement with Mr. Farrell” above.
Equity Compensation Plan Information
The following table provides information as of December 31, 2025 with respect to the shares of our common stock that may be issued under the Incentive Award Plan:

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (#)(1)	Weighted- Average Exercise Price of Outstanding Options, Warrants, and Rights ($)(2)	Number of Securities Available for Future Issuance Under Equity Compensation Plans (excludes securities reflected in first column) (#)(3)
Equity compensation plans approved by security holders	15,798,382	—	15,343,775
Equity compensation plans not approved by security holders	—	—	—
Total	15,798,382	—	15,343,775
__________________________________________
(1)Includes shares that may be issued upon the vesting of RSUs and PSUs as of December 31, 2025.
(2)Shares that will be issued upon the vesting of outstanding awards of RSUs and PSUs have no exercise price.
(3)Includes shares available for future grants under the Incentive Award Plan. Under the terms of our Incentive Award Plan, the number of shares initially available for issuance will be increased by an annual increase on January 1 of each calendar year beginning in 2022 and ending in and including 2031, equal to the lesser of (A) three percent (3%) of the shares outstanding on the final day of the immediately preceding calendar year and (B) such smaller number of shares as determined by our Board. On January 1, 2025, this resulted in an increase of 10,523,515 shares of Common Stock available for issuance under the Incentive Award Plan.
Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our Chief Executive Officer. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
For 2025, the median annual total compensation of all Cipher employees, excluding our Chief Executive Officer, was $608,805, and the annual total compensation of our Chief Executive Officer was $14,968,623, as reported in the “Summary Compensation Table” on page 38 of this Proxy Statement. Accordingly, the ratio of our Chief Executive Officer’s annual total compensation to the median annual compensation of all employees (excluding the Chief Executive Officer) was 24.6:1.
We conduct our business solely within the continental United States. As of December 31, 2025, we had 49 employees.
To identify the median employee, we used total compensation paid during 2025, which includes base salary, annual cash incentive compensation and equity awards granted in 2025, as a measure of annual total compensation. We identified our

“median employee” using this compensation measure, which was consistently applied to all our employees included in the calculation.
The annual total compensation amount of the median employee is based on reasonable estimates that have been calculated using methodologies and assumptions permitted by SEC rules. The methodologies and assumptions used to identify the median employee may vary significantly among companies. Accordingly, neither the median employee's compensation nor the estimated pay ratio reported by other companies may be comparable to the estimated pay ratio reported above.
Pay Versus Performance
The following table sets forth certain information with respect to the Company’s financial performance and the compensation paid to our Principal Executive Officer (“PEO”) and each of our other named executive officers for the fiscal years ended on December 31, 2025, 2024 and 2023, as reported in the Summary Compensation Table and with certain adjustments to reflect the “compensation actually paid” to such individuals in accordance with the SEC disclosure requirements as set forth in Item 402(v)(8) of Regulation S-K.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (1)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(2)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(3)	Value of Initial Fixed $100 Investment Based On Peer Group Total Shareholder Return(4)	Net Loss (in Thousands)(5)	Operating Margin(6)
2025	$14,968,623	$155,535,793	$10,730,385	$30,982,195	$2,635.71	$148.72	$(822,244)	67.25%
2024	$17,347,733	$28,950,962	$5,450,640	$8,929,967	$828.57	$159.56	$(44,635)	62.35%
2023	$5,656,500	$13,868,063	$2,914,412	$8,798,410	$737.50	$133.15	$(25,777)	68.17%

(1)     Compensation for our PEO, Rodney Tyler Page, reflects the amounts reported in the “Summary Compensation Table” for the respective years. Average compensation for non-PEOs includes: Gregory Mumford, Edward Farrell, Patrick Kelly, and William Iwaschuk for all of the respective years above (except that Gregory Mumford is not included for any fiscal year prior to 2025).

(2)     Compensation “actually paid” for the PEO and average compensation “actually paid” for our non-PEOs in the respective years reflect the respective amounts set forth in the Summary Compensation Table, in each case adjusted as follows in the table below, as determined in accordance with SEC rules. These dollar amounts do not reflect the actual amount of compensation earned by or paid to the PEO and our other NEOs during the applicable year.

Adjustments to Determine Compensation Actually Paid to our PEO and NEOs(A)

	CEO	NEOs Average
Summary Compensation Table Total	$14,968,623	$10,730,385
Less Stock Award Value Reported in Summary Compensation Table for the Covered Year	(12,479,623)	(9,635,865)
Plus Fair Value for Unvested Awards Granted in the Covered Year	43,451,078	10,436,051
Change in Fair Value of Outstanding Unvested Awards from Prior Years	19,235,408	6,092,800
Plus Fair Value for Vested Awards Granted in the Covered Year	20,414,419	5,670,688
Plus Fair Value for Vested Market-based awards	51,972,459	—
Change in Fair Value of Awards from Prior Years that Vested in the Covered Year	17,973,429	7,688,136
Less Fair Value of Awards Forfeited during the Covered Year	—	—
Compensation Actually Paid	$155,535,793	$30,982,195
(A) Fair values set forth in the table above are computed in accordance with ASC Topic 718 as of the end of the respective fiscal year, other than fair values of awards that vest in the covered year, which are valued as of the applicable vesting date.

(3)     TSR is cumulative for the measurement periods beginning on December 31, 2022 and ending on December 31 of each of 2025, 2024 and 2023, respectively, calculated in accordance with Item 201(e) of Regulation S-K.

(4)     Peer Group Total Shareholder Return represents the weighted average total shareholder return according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. This Peer Group represents companies in the S&P Americas SmallCap Software & Services Index. The stock price performance shown in the graph represents past performance and should not be considered an indication of future stock price performance.

(5)     Reflects “Net Loss” in the Company’s Consolidated Statements of Income included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2025, December 31, 2024 and December 31, 2023.

(6)     The Company selected operating margin as the Company-Selected Measure for 2025 because the Compensation Committee determined that it was, in addition to absolute total shareholder return and relative total shareholder return, the most important financial performance measure used in fiscal year 2025 to link compensation actually paid to our named executive officers to Company performance.

Relationship between Compensation Actually Paid Versus TSR
The graph below illustrates the relationship between our TSR and the Peer Group TSR, as well as the relationship between compensation actually paid to the PEO and the average amount of compensation actually paid to the non-PEO NEOs and our TSR and Peer Group TSR.
From January 1, 2023 to December 31, 2025, cumulative TSR increased by approximately 2,536%, while cumulative TSR of our peer group increased by approximately 48.72%, compensation actually paid to the PEO increased by approximately 1,022% and the average compensation actually paid to the non-PEO NEOs increased by approximately 197% over the same period. For the three years presented, the increase in both compensation actually paid and cumulative TSR are primarily driven by the change in the Company's stock price from $0.56 as of December 31, 2022, $4.13 as of December 31, 2023, $4.64 as of December 31, 2024, to $14.76 as of December 31, 2025. Stock price is a large driver in the value of the equity incentive awards, which is a major component of compensation actually paid to the PEO and the average compensation actually paid to the non-PEO NEOs. In addition, one of the primary reasons that our PEO’s compensation actually paid increased much more substantially than that of our non-PEO NEOs during 2025 is due to the vesting of the first and second tranches of the Page Market Capitalization PSUs as a result of the Company’s achievement of the $5 billion and $7.5 billion market capitalization milestones during 2025.

Relationship between Compensation Actually Paid Versus Net Loss
The graph below reflects the relationship between compensation actually paid to the PEO and the average amount of compensation actually paid to the non-PEO NEOs and our net loss.
Relationship between Company Actually Paid Versus Operating Margin
The graph below reflects the relationship between compensation actually paid to the PEO and the average amount of compensation actually paid to the non-PEO NEOs and our operating margin.

Most Important Performance Measures for Fiscal Year 2025
The following table sets forth an unranked list of the performance measures which we view as the “most important” measures for linking “compensation actually paid” to our PEO and other NEOs for the 2025 fiscal year to the Company’s performance:

Performance Measure	What it Measures
Absolute TSR	Our stock price performance on an absolute basis
Relative TSR	Our stock price performance, reflecting returns to our stockholders relative to the S&P Americas SmallCap Software & Services Index
Operating Margin	Our revenue from bitcoin mining less cost of revenue plus power sales, divided by revenue from bitcoin mining, each as noted in the Company’s Results of Operations in the Annual Report on Form 10-K for the fiscal year ended December 31, 2025
Absolute TSR and Relative TSR were selected as important performance measures based on their clear alignment with shareholder value creation and reflection of market-based measures of value created by a company. Operating Margin was selected as an important performance measure because it reflects the core profitability of our operations by showing how efficiently we generate revenue after direct production costs, providing insight into pricing and cost management.

Director Compensation
The following table provides information concerning compensation awarded to, earned by and paid to each person who served as a non-employee member of our board of directors during the fiscal year ended December 31, 2025. Mr. Page is not included in the table below as he is employed as our Chief Executive Officer and receives no compensation for his service as a director. The compensation received by Mr. Page as an employee is shown in “Executive Compensation-Summary Compensation Table” above.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
James Newsome	225,000	223,282	448,282
Robert Dykes(3)	69,613	—	69,613
Holly Morrow Evans	172,500	223,282	395,782
Robert Flatley	186,031	223,282	409,313
Cary Grossman	176,469	223,282	399,750
Caitlin Long	176,031	223,282	399,313
Wesley Williams	172,794	223,282	396,075
__________________________________________
(1)Amounts reflect the annual cash retainers that the non-employee directors earned for their service in respect of fiscal year 2025 under our non-employee director compensation policy.
(2)Amounts reflect the full grant-date fair value of vested shares of our common stock granted during fiscal year 2025 computed in accordance with ASC Topic 718, based on the closing price of our common stock on the applicable grant date. No non-employee directors held unvested stock awards as of December 31, 2025.
(3)Mr. Dykes' annual retainer was prorated because he left the board effective upon the annual meeting on June 3, 2025.
Under our amended and restated non-employee director compensation policy (the “Director Compensation Policy”), each non-employee director is entitled to a $150,000 annual cash retainer, and the lead independent director is also entitled to a $75,000 additional annual cash retainer. The chairs of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are entitled to an additional annual cash retainer of $25,000, $25,000, and $15,000, respectively and any non-employee director serving as a member of the Audit Committee, Compensation Committee, or Nominating and Corporate Governance Committee (other than the chairs of the respective committees) are entitled to an additional annual retainer of $12,500, $12,500 and $10,000, respectively. The cash fees are paid to non-employee directors quarterly in arrears and will be pro-rated for any quarter of partial service.
In addition to such cash compensation, under the Director Compensation Policy, at each annual meeting of our stockholders, non-employee directors who serve on the board as of the annual meeting and will continue to serve on the board following the annual meeting (including non-employee directors who are elected to serve on the board at the annual meeting) will receive an equity award of fully vested shares of our common stock that has a grant date value of $200,000. If a non-employee director is initially elected to the board on a date other than at the annual meeting, the non-employee director will receive, on the date of such non-employee director’s initial election or appointment, an initial equity award of fully vested shares of our common stock that has a grant date value of $200,000, multiplied by a fraction, the numerator of which is 365 minus the number of days from the most recent annual meeting to the non-employee director’s start date and the denominator of which is 365. The number of fully vested shares of our common stock grant is determined by dividing $200,000 (or the reduced amount for a director initially elected other than at the annual meeting) by the average closing sales price of our common stock on the Nasdaq for each of the seven trading days immediately preceding the grant date.
The Compensation Committee, consisting solely of independent directors, has primary responsibility for reviewing non-employee director compensation and considering any changes to the Director Compensation Policy and has authority to engage outside advisers to assist it. The full Board reviews the Compensation Committee’s recommendations and determines any changes to the Director Compensation Policy. Further, the Compensation Committee periodically reviews assessments prepared by outside consultants that it has engaged to gain a deeper understanding of current market levels of compensation being paid for board service and to gauge current practices with respect to the forms of director compensation currently in use in the market.

The Compensation Committee periodically benchmarks non-employee director compensation to ensure the compensation provided to the Company’s non-employee directors is reasonable and competitive with the market. The most recent benchmarking of non-employee director compensation occurred in January 2025, when Semler Brossy, the Compensation Committee’s independent compensation consultant, presented a director compensation market assessment to the Compensation Committee.
As part of Semler Brossy’s assessment, it reviewed the pay practices of the same peer group of companies that we used for purposes of reviewing named executive officer compensation with respect to our 2025 fiscal year. For the list of companies in the peer group, see “Compensation Discussion and Analysis—How We Determine Executive Compensation—Use of Competitive Market Compensation Data” above.
Semler Brossy’s review found that the Company’s non-employee director compensation program remains competitively positioned relative to peer companies. Therefore, the Compensation Committee determined not to recommend any changes to the Director Compensation Policy for fiscal year 2025.

STOCK OWNERSHIP
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information with respect to holdings of our common stock as of April 8, 2026 by:
•stockholders who beneficially own more than 5% of the outstanding shares of our common stock;
•each of our named executive officers and directors; and
•all directors and executive officers as a group.
The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days.
We have based our calculation of the percentage of beneficial ownership on 405,912,959 shares of our common stock outstanding as of April 8, 2026.

Name of Beneficial Owners	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock
Significant Stockholders and Affiliated Entities:
Entities Affiliated with Bitfury(1)	61,316,694	15.11%
BlackRock, Inc.(2)	21,890,510	5.39%
Jane Street Group, LLC(3)	21,052,810	5.19%
Directors and Named Executive Officers:
Tyler Page	8,507,180	2.10%
Gregory Mumford	9,994	*
Patrick Kelly	1,499,856	*
William Iwaschuk	1,464,610	*
James Newsome	127,331	*
Thomas Duda	30,551	*
Holly Morrow Evans	195,512	*
Robert Flatley	138,872	*
Cary Grossman	170,530	*
Caitlin Long	226,781	*
Wesley Williams	158,145	*
All Directors and Executive Officers as a group (11 individuals)	12,529,362	3.09%
__________________________________________
* Less than one percent
(1)Based solely on a Schedule 13D/A filed on November 5, 2025, consists of (i) 30,873,312 shares of common stock held by V3 Holding Limited (“V3”), (ii) 25,621,822 shares of common stock held by Bitfury Top HoldCo B.V. and (iii) 4,821,560 shares of common stock held by Bitfury Holding. Bitfury Top HoldCo is the sole owner of Bitfury Holding. As a result, Bitfury Top HoldCo may be deemed to share beneficial ownership the shares of common stock held by Bitfury Holding. Valerijs Vavilovs is the sole owner of V3, which is the majority owner of Bitfury Group Limited (“BGL”). BGL is the sole owner of Bitfury Top HoldCo. As a result of the foregoing relationships, each of Mr. Vavilovs, V3 and BGL may be deemed to share beneficial ownership of the common stock beneficially owned by Bitfury Top Holdco and Mr. Vavilovs is deemed to share beneficial ownership of the common stock beneficially owned by V3. Bitfury Holding has shared voting and dispositive power over 4,821,560 shares of the Company’s common stock. Bitfury Top HoldCo and BGL have shared voting and dispositive power with respect to 30,443,382 shares of the Company’s common stock. V3 and Mr. Vavilovs have shared and dispositive power with respect to the securities reported. The business address of Bitfury Top HoldCo, Bitfury Holding, Mr. Vavilovs, V3 and BGL is Strawinskylaan 3051, 1077ZX Amsterdam, the Netherlands.
(2)Based solely on a Schedule 13G filed on July 17, 2025, that states, of the 21,890,510 shares beneficially owned, it has sole voting power over 21,235,859 shares and sole dispositive power over all 21,890,510 shares. The address for BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.
(3)Based solely on a Schedule 13G filed on February 12, 2026, that states, of the 21,052,810 shares beneficially owned, it has shared voting power over all 21,052,810 shares and shared dispositive power over all 21,052,810 shares. The address for Jane Street Group, LLC is 250 Vesey Street, 6th Floor, New York, New York 10281.

CERTAIN TRANSACTIONS WITH RELATED PERSONS
Policies and Procedures for Approval of Related Person Transactions
Our Board of Directors has adopted a written Related Person Transaction Policy, setting forth the policies and procedures for the review and approval or ratification of related person transactions. Under the policy, our legal department is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If our legal department determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our Chief Legal Officer is required to present to the Audit Committee all relevant facts and circumstances relating to the related person transaction. Our Audit Committee must review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Business Conduct and Ethics, and either approve or disapprove the related person transaction. If advance Audit Committee approval of a related person transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the Audit Committee subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person, then upon such recognition the transaction will be presented to the Audit Committee for ratification at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then current related person transactions. No director may participate in approval of a related person transaction for which he or she is a related person.
Board Observer Agreement
On April 8, 2022, the Company entered into the Board Observer Agreement with the Bitfury Investors, which provides that the Bitfury Investors have the right to designate a representative to serve as an observer of the Board and any committees thereof (subject to exceptions and limitations specified in the Board Observer Agreement). The Board Observer Agreement was negotiated and approved by an independent committee of the Board. On July 22, 2025, the Company terminated the Board Observer Agreement with the Bitfury Investors.
Director and Officer Indemnification
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our annual meeting of stockholders to be held in 2027 (the “2027 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 1 Vanderbilt Avenue, Floor 54, New York, New York 10017, in writing not later than December 21, 2026, which is the date that is 120 days before the one year anniversary of the first mailing of this proxy statement.
Stockholders intending to present a proposal at our 2027 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. Therefore, we must receive notice of such a proposal or nomination for the 2027 Annual Meeting no earlier than February 2, 2027 and no later than March 4, 2027. The notice must contain the information required by our Bylaws.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act by April 5, 2027.

HOUSEHOLDING
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. We and some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and the Annual Report by contacting the Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

2025 ANNUAL REPORT
Our 2025 Annual Report, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, is being mailed with this Proxy Statement to those stockholders that receive this Proxy Statement in the mail. Stockholders can access our 2025 Annual Report, including our Annual Report on Form 10-K for 2025, at www.proxyvote.com.
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 has also been filed with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request by a stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Secretary, Cipher Digital Inc., 1 Vanderbilt Avenue, Floor 54, New York, New York 10017.
Your vote is important. Please promptly vote your shares by following the instructions for voting on the Notice and Access Card or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors

William Iwaschuk
Co-President, Chief Legal Officer and Corporate Secretary
New York, New York
April 20, 2026

Cipher Digital

1 Vanderbilt Avenue
Floor 54
New York, NY 10017

Cipher Digital

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/01/2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CIFR2026**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/01/2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01) Thomas Duda   02) James Newsome   03) Wesley Williams

The Board of Directors recommends you vote FOR proposals:

0000702467_1 R2.09.05.010

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

CIPHER DIGITAL INC.
Annual Meeting of Stockholders
June 2, 2026 8:00 AM EDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Tyler Page and William Iwaschuk, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CIPHER DIGITAL INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 8:00 AM EDT on June 2, 2026 at: www.virtualshareholdermeeting.com/CIFR2026, and at any continuation, postponement or adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000702467_2 R2.09.05.010